Exhibit 10.5

The Bank of South Carolina

Employee Stock Ownership Plan

Approved by the Board of Directors
November 2, 1989
Effective
January 1, 1989
Revision Approved by Board of Directors
January 18, 2007
Revision Effective
January 1, 2007

Table of Contents

Article 1		- 1 -
Definitions		- 1 -
1.1	Administrator	- 1 -
1.2	Adopting Employer	- 1 -
1.3	Affiliated Employer	- 1 -
1.4	Age	- 1 -
1.5	Allocation Period	- 1 -
1.6	Anniversary Date	- 1 -
1.7	Annuity Starting Date	- 1 -
1.8	Beneficiary	- 1 -
1.9	Benefiting Participant	- 2 -
1.10	Break in Service	- 2 -
1.11	Code	- 2 -
1.12	Code §3401 Compensation	- 2 -
1.13	Code §415 Safe Harbor Compensation	- 2 -
1.14	Code §415 Statutory Compensation	- 3 -
1.15	Compensation	- 4 -
1.16	Current Obligations	- 5 -
1.17	Deemed Code §125 Compensation	- 5 -
1.18	Deemed IRA Contribution	- 5 -
1.19	Deemed IRA Account	- 5 -
1.20	Disability	- 5 -
1.21	Early Retirement Age	- 5 -
1.22	Eligible Employee	- 6 -
1.23	Employee	- 6 -
1.24	Employer	- 6 -
1.25	Exempt Loan	- 6 -
1.26	Fiscal Year	- 6 -
1.27	Forfeiture	- 6 -
1.28	Form W-2 Compensation	- 6 -
1.29	HCE	- 7 -
1.30	Highly Compensated Employee	- 7 -
1.31	Hour of Service	- 7 -
1.32	Key Employee	- 8 -
1.33	Leased Employee	- 8 -
1.34	Limitation Year	- 8 -
1.35	Maternity or Paternity Leave	- 8 -
1.36	Named Fiduciary	- 8 -
1.37	NHCE	- 8 -
1.38	Non-Highly Compensated Employee	- 8 -
1.39	Non-Key Employee	- 8 -
1.40	Normal Retirement Age	- 8 -
1.41	Normal Retirement Date	- 9 -
1.42	Other Investments Account	- 9 -
1.43	Otherwise Excludible Participant	- 9 -
1.44	Participant	- 9 -
1.45	Participant's Account	- 9 -
1.46	Period of Service	- 9 -
1.47	Period of Severance	- 9 -
1.48	Permissive Aggregation Group	- 9 -
1.49	Plan	- 9 -
1.50	Plan Year	- 9 -
1.51	Policy	- 9 -
1.52	Qualified Domestic Relations Orders	- 9 -
1.53	Required Aggregation Group	- 9 -
1.54	Required Beginning Date	- 10 -
1.55	Regulation	- 10 -
1.56	Rollover Account	- 10 -
1.57	Rollover Contribution (or Rollover)	- 10 -

1.58	Sponsoring Employer	- 10 -
1.59	Spouse	- 10 -
1.60	Terminated Participant	- 10 -
1.61	Top Heavy	- 10 -
1.62	Top Heavy Minimum Allocation	- 10 -
1.63	Top Heavy Ratio	- 10 -
1.64	Transfer Contribution	- 11 -
1.65	Trustee	- 11 -
1.66	Trust (or Trust Fund)	- 11 -
1.67	Unallocated Company Stock Account	- 11 -
1.69	Valuation Date	- 12 -
1.70	Vested Aggregate Account	- 12 -
1.71	Vested, Vested Interest or Vesting	- 12 -
1.72	Voluntary Employee Contribution	- 12 -
1.73	Voluntary Employee Contribution Account	- 12 -
1.74	Year of Service	- 12 -

Article 2		- 16 -
Plan Participation		- 16 -
2.1	Eligibility Requirements	- 16 -
2.2	Entry Date	- 16 -
2.3	Waiver of Participation	- 16 -
2.4	Reemployment	- 17 -
2.5	Exclusion of an Eligible Employee	- 17 -
2.6	Inclusion of an Ineligible Employee	- 17 -

Article 3		- 18 -
Contributions and Allocations		- 18 -
3.1	Employer Contributions	- 18 -
3.2	Allocation of Employer Contributions	- 19 -
3.3	Company Stock Account	- 19 -
3.4	Allocation of Earnings and Losses	- 22 -
3.5	Allocation of Forfeitures	- 23 -
3.6	Top Heavy Minimum Allocation	- 23 -
3.7	Failsafe Allocation	- 24 -
3.8	Rollover Contributions	- 24 -
3.9	Voluntary Employee Contributions	- 24 -
3.10	Deemed IRA Contributions	- 24 -

Article 4		- 25 -
Plan Benefits		- 25 -
4.1	Benefit Upon Normal (or Early) Retirement	- 25 -
4.2	Benefit Upon Late Retirement	- 25 -
4.3	Benefit Upon Death	- 25 -
4.4	Benefit Upon Disability	- 25 -
4.5	Benefit Upon Termination of Employment	- 25 -
4.6	Determination of Vested Interest	- 25 -

Article 5		- 27 -
Distribution of Benefits		- 27 -
5.1	Distribution of Benefit Upon Retirement	- 27 -
5.2	Distribution of Benefit Upon Death	- 27 -
5.3	Distribution of Benefit Upon Disability	- 28 -
5.4	Distribution of Benefit Upon Termination of Employment	- 28 -
5.5	Mandatory Cash-Out of Benefits	- 28 -
5.6	Restrictions on Immediate Distributions	- 29 -
5.7	Accounts of Rehired Participants	- 29 -
5.8	Spousal Consent Requirements	- 30 -
5.9	Application of Code §401(a)(9)	- 30 -
5.10	Statutory Commencement of Benefits	- 33 -
5.11	Earnings Before Benefit Distribution	- 33 -
5.12	Distribution in the Event of Legal Incapacity	- 34 -
5.13	Missing Payees and Unclaimed Benefits	- 34 -
5.14	Direct Rollovers	- 34 -

5.15	Form of Distribution	- 35 -
5.16	Cash Dividends on Company Stock	- 35 -
5.17	Right of First Refusal	- 36 -
5.18	Put Option	- 36 -
5.19	Non-Terminable Rights and Protections	- 38 -
5.20	Mandatory Put Options for S and Certain Other Corporations	- 38 -
5.21	Required Cash Distribution for Certain Banks	- 38 -
5.22	Financial Hardship Distributions	- 38 -
5.23	In-Service Distributions	- 38 -
5.24	Distribution of Rollover Contributions	- 38 -
5.25	Distribution of Transfer Contributions	- 38 -
5.26	Distribution of Voluntary Employee Contributions	- 38 -

Article 6		- 39 -
Code § 415 Limitations		- 39 -
6.1	Maximum Annual Additions	- 39 -
6.2	Adjustments to Maximum Annual Addition	- 39 -
6.3	Multiple Plans and Multiple Employers	- 40 -
6.4	Adjustment for Excessive Annual Additions	- 40 -

Article 7		- 41 -
Loans, Insurance and Directed Investments		- 41 -
7.1	Loans to Participants	- 41 -
7.2	Insurance on Participants	- 41 -
7.3	Key Man Insurance	- 41 -
7.4	Directed Investment Accounts	- 41 -

Article 8		- 42 -
Duties of the Administrator		- 42 -
8.1	Appointment, Resignation, Removal and Succession	- 42 -
8.2	General Powers and Duties	- 42 -
8.3	Appointment of Administrative Committee	- 42 -
8.4	Multiple Administrators	- 42 -
8.5	Correcting Administrative Errors	- 42 -
8.6	Promulgating Notices and Procedures	- 43 -
8.7	Employment of Agents and Counsel	- 43 -
8.8	Compensation and Expenses	- 43 -
8.9	Claims Procedures	- 43 -
8.10	Qualified Domestic Relations Orders	- 43 -
8.11	Appointment of Investment Manager	- 43 -

Article 9		- 44 -
Trustee Provisions		- 44 -
9.1	Appointment, Resignation, Removal and Succession	- 44 -
9.2	Investment Alternatives of the Trustee	- 44 -
9.3	Valuation of the Trust	- 46 -
9.4	Compensation and Expenses	- 46 -
9.5	Payments From the Trust Fund	- 46 -
9.6	Payment of Taxes	- 46 -
9.7	Accounts, Records and Reports	- 46 -
9.8	Employment of Agents and Counsel	- 46 -
9.9	Division of Duties and Indemnification	- 47 -
9.10	Investment Manager	- 47 -
9.11	Exclusive Benefit Rule	- 47 -
9.12	Voting Company Stock	- 48 -
9.13	Application of Cash	- 48 -
9.14	Restrictions on Company Stock Transactions	- 48 -
9.15	Exempt Loans	- 48 -
9.16	Diversification Rights of Qualified Participants	- 49 -
9.17	Superseding Trust or Custodial Agreement	- 50 -

Article 10		- 51 -
Adopting Employer Provisions		- 51 -
10.1	Plan Contributions	- 51 -

10.2	Plan Amendments	- 51 -
10.3	Plan Expenses	- 51 -
10.4	Employee Transfers	- 51 -
10.5	Multiple Employer Provisions Under Code §413(c)	- 51 -
10.6	Termination of Adoption	- 52 -
10.7	Payment of Benefits Upon Termination of Participation	- 52 -

Article 11		- 53 -
Amendment, Termination and Merger		- 53 -
11.1	Plan Amendment	- 53 -
11.2	Termination By Sponsoring Employer	- 53 -
11.3	Merger or Consolidation	- 54 -

Article 12		- 55 -
Miscellaneous Provisions		- 55 -
12.1	No Contract of Employment	- 55 -
12.2	Title to Assets	- 55 -
12.3	Qualified Military Service	- 55 -
12.4	Fiduciaries and Bonding	- 55 -
12.5	Severability of Provisions	- 55 -
12.6	Gender and Number	- 55 -
12.7	Headings and Subheadings	- 55 -
12.8	Legal Action	- 55 -
12.9	Qualified Plan Status	- 55 -
12.10	Mailing of Notices to Administrator, Employer or Trustee	- 55 -
12.11	Participant Notices and Waivers of Notices	- 55 -
12.12	No Duplication of Benefits	- 56 -
12.13	Evidence Furnished Conclusive	- 56 -
12.14	Release of Claims	- 56 -
12.15	Multiple Copies of Plan And/or Trust	- 56 -
12.16	Limitation of Liability and Indemnification	- 56 -
12.17	Written Elections and Forms	- 56 -
12.18	Assignment and Alienation of Benefits	- 56 -
12.19	Exclusive Benefit Rule	- 56 -
12.20	Dual and Multiple Trusts	- 56 -

The Bank of South Carolina
Employee Stock Ownership Plan

This Agreement is made and entered into as of the 18th day of January, 2007, between The Bank of South Carolina (hereafter the "Sponsoring Employer") and Hugh C. Lane, Jr., T. Dean Harton and Sheryl G. Sharry (hereafter collectively  the "Trustee").

Introduction

The Sponsoring Employer previously established an employee stock ownership plan (hereafter the "Plan") designed to invest primarily in employer securities as provided in Code §4975(e)(7), effective January 1, 1989, which the Sponsoring Employer wishes to amend. Therefore, effective January 1, 2007 (except for those specific provisions that have an earlier effective date), the Sponsoring Employer hereby amends and restates the Plan to comply with the requirements of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986, as amended by subsequent legislation, including The Economic Growth and Tax Relief Act of 2001 and the Job Creation and Workers Assistance Act of 2002, and to comply with all applicable rulings and Regulations thereunder.

Article 1
Definitions

1.1
Administrator. The term "Administrator" means the Sponsoring Employer unless the Sponsoring Employer appoints another Administrator. The term Administrator also means a Qualified Termination Administrator ("QTA") charged with the task of holding the assets of an orphan plan as permitted by the Department of Labor. A QTA is an eligible custodian such as a bank, mutual fund, or insurance company. Third party record-keepers cannot be QTAs. However, if this Plan is a one participant-owner only plan, the Spouse of a deceased owner can continue operating the Plan pursuant to Revenue Procedure 2006-27.

1.2
Adopting Employer. The term "Adopting Employer" means any entity which adopts this Plan with the consent of the Sponsoring Employer. In addition to all the other terms and conditions set forth in the Plan, an Adopting Employers will also be subject to the terms and conditions set forth in Article 11.

1.3
Affiliated Employer. The term "Affiliated Employer" means any of the following: (1) a controlled group of corporations as defined in Code §414(b); (2) a trade or business (whether or not incorporated) under common control as described in Code §414(c); (3) any organization (whether or not incorporated) which is a member of an affiliated service group as described in Code §414(m); and (4) any other entity required to be aggregated as described in Code §414(o). An Affiliated Employer is not considered an Adopting Employer unless such Affiliated Employer has specifically adopted the Plan; and any Periods of Service or Years of Service with an Affiliated Employer will only be taken into account as otherwise provided under the Plan.

1.4	Age. The term "Age" means a Participant's actual attained unless other specified under the terms of the Plan.

1.5
Allocation Period. The term "Allocation Period" means a period of 12 consecutive months or less for which (a) an Employer contribution is made and allocated under the terms of the Plan; (b) Forfeitures are allocated under the terms of the Plan; or (c) earnings and losses are allocated under the terms of the Plan.

1.6	Anniversary Date. The term "Anniversary Date" means December 31st of each Plan Year.

1.7
Annuity Starting Date. The term "Annuity Starting Date" means the first day of the first period for which a benefit is paid as an annuity, or in the case of a benefit not payable as an annuity, the first day all events have occurred which entitle the Participant to the benefit. The first day of the first period for which a benefit is payable because of Disability will be treated as the Annuity Starting Date only if it is not an auxiliary benefit.

1.8
Beneficiary. The term "Beneficiary" means the recipient designated by a Participant to receive the benefit payable upon the Participant's death, or the recipient designated by a Beneficiary to receive any benefit payable in the event of the Beneficiary's death prior to receiving the entire death benefit to which the Beneficiary is entitled. All Beneficiary designations will be made subject to the following provisions:

(a)
Beneficiary Designations By a Participant. Subject to the provisions of Section 5.8 regarding the rights of a Participant's Spouse, each Participant may designate a Beneficiary in writing with the Administrator. If a Participant designates his or her Spouse and the Participant and his or her Spouse are legally divorced subsequent to the date of the designation, then the designation of such Spouse as a Beneficiary hereunder will be deemed null and void unless the Participant, subsequent to the legal divorce, reaffirms the designation in writing. In the absence of any other designation, the Participant will be deemed to have designated the following Beneficiaries in the following order, provided however, that with respect to clauses (1) and (2) following, such Beneficiaries are then living: (1) the Participant's Spouse, (2) the Participant's issue per stirpes; and (3) the Participant's estate.

(b)
Beneficiary Designations By a Beneficiary. In the absence of a Beneficiary designation or other directive from a Participant to the contrary, any Beneficiary may name his or her own Beneficiary in accordance with Section 5.2(d) to receive any benefits payable in the event of the Beneficiary's death prior to the receipt of all the Participant's death benefits to which the Beneficiary was entitled.

(c)
Beneficiaries Considered Contingent Until the Death of the Participant. Notwithstanding any provision in this Section to the contrary, any Beneficiary named hereunder will be considered a contingent Beneficiary until the death of the Participant (or Beneficiary, as the case may be), and until such time will have no rights granted to Beneficiaries under the Plan.

1.9
Benefiting Participant. The term "Benefiting Participant" means a Participant who is eligible to receive an allocation of Employer contributions or Forfeitures as of the last day of an Allocation Period. The requirements to be a Benefiting Participant are set forth in Section 3.2(d).

1.10
Break in Service. The term "Break in Service" means a 12-month eligibility or Vesting computation period as set forth in Section 1.74 in which an Employee does not complete more than 500 Hours of Service. If any computation period is less than 12 months, the Hours of Service requirement set forth in the preceding sentence will be proportionately reduced if it is greater than one.

1.11
Code. The term "Code" means the Internal Revenue Code of 1986, as amended, and the Regulations and rulings promulgated thereunder by the Internal Revenue Service. All citations to sections of the Code and Regulations are to such sections as they may from time to time be amended or renumbered.

1.12
Code §3401 Compensation. The term "Code §3401 Compensation" means wages within the meaning of Code §3401(a) that are actually paid or made available in gross income for the purposes of income tax withholding at the source but determined without regard to any rules under Code §3401 that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code §3401(a)(2)).

1.13
Code §415 Safe Harbor Compensation. The term "Code §415 Safe Harbor Compensation" means Earned Income, wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan, including, but not limited to, commissions paid salespersons, compensation for services based on a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements, or other expense allowances under a non-accountable plan as described in Regulation §1.62-2(c). For Limitation Years beginning after December 31, 1991, Code §415 Safe Harbor Compensation will include amounts paid or made available. Notwithstanding the preceding sentence, Code §415 Safe Harbor Compensation for a Participant in a defined contribution plan who is permanently and totally disabled (as defined in Code §22(e)(3)) is the Code §415 Safe Harbor Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Code §415 Safe Harbor Compensation paid immediately before becoming permanently and totally disabled; for Limitation Years beginning before January 1, 1997, such imputed Code §415 Safe Harbor Compensation for the disabled Participant may be counted only if the Participant is not a Highly Compensated Employee and contributions made on behalf of such Participant are nonforfeitable when made. A Participant's Code §415 Safe Harbor Compensation will be determined subject to the following provisions:

(a)
Excluded Amounts. Code §415 Safe Harbor Compensation does not include (1) Employer contributions to a plan of deferred compensation not includible in gross income for the taxable year in which contributed, or Employer contributions to a simplified employee pension plan to the extent they are deductible by the Employee, or any distributions from a plan of deferred compensation; (2) amounts realized from a non-qualified stock option, or when restricted stock or property held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (4) other amounts which receive special tax benefits, or contributions made by an Employer (whether or not under a salary deferral agreement) towards the purchase of an annuity described in Code §403(b) (whether or not the amounts are excludible from gross income).

(b)
Treatment of Elective Deferrals and Code §132(f)(4) Amounts. For Limitation Years beginning on or after January 1, 1998, Code §415 Safe Harbor Compensation will include any elective deferrals as defined in Code §402(g)(3) and amounts contributed or deferred at the election of the Employee which were not includible in gross income under Code §125 (including Deemed Code §125 Compensation) or Code §457. Code §415 Safe Harbor Compensation will also include elective amounts that are not includible in gross income under Code §132(f)(4) for Limitation Years beginning on or after January 1, 2001 (or if elected by the Administrator on a non-discriminatory basis, any earlier Limitation Year beginning on or after January 1, 1998).

(c)
Treatment of Severance Pay. Effective January 1, 2005, Compensation does not include amounts paid after termination of employment unless the payment is made within 2½ months after termination and the Compensation falls into either of two categories: (1) payments the Employee would have received had he or she continued employment with the Employer which are regular compensation, bonuses, commissions, overtime, etc.; or (2) payments for unused sick leave, vacation time, etc. which the Employee could have used if employment with the Employer continued. However, any other post-severance payments are not Compensation, even if the Employee receives them within 2½ months after termination of employment. Severance pay, nonqualified deferred compensation and parachute payments received after termination of employment are never considered Compensation for Plan purposes. However, if an Employer continues to pay an Employee after the Employee enters active United States military duty, that pay is considered Compensation, provided it doesn't exceed the pay the Employee would have received if he or she had remained with the Employer.

1.14
Code §415 Statutory Compensation. The term "Code §415 Statutory Compensation" means  an Employee's compensation as determined under Regulation §1.415-2(d)(2) and (3), to wit: (a) wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan, including, but not limited to, commissions paid salespersons, compensation for services based on a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements, or other expense allowances under a non-accountable plan as described in regulation §1.62-2(c); (b) in the case of an Owner-Employee of a Self-Employed Individual, Earned Income; (c) amounts described in Code §104(a)(3), §105(a) and 105(h), but only to the extent these amounts are includible in the gross income of the Employee; (d) amounts paid or reimbursed by the Employer for moving expenses incurred by the Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the Employee under Code §217; (e) the value of a non-qualified stock option granted to an Employee by the Employer, but only to the extent that the value of the option is includible in the gross income of the Employee for the taxable year in which granted; and (f) the amount includible in the gross income of an Employee upon making the election described in Code §83(b).  Clauses (a) and (b) above include foreign earned income (as defined in Code §911(b)), whether or not excludible from gross income under Code §911. Compensation determined under clause (a) above is to be determined without regard to the exclusions from gross in Code §931 and §933. Similar principles are to be applied with respect to income subject to Code §931 and §933 in determining compensation described in clause (b) above. For Limitation Years beginning after December 31, 1991, Code §415 Statutory Compensation will include amounts paid or made available. Notwithstanding the preceding sentence, Code §415 Statutory Compensation for a Participant in a defined contribution plan who is permanently and totally disabled (as defined in Code §22(e)(3)) is the Code §415 Statutory Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Code §415 Statutory Compensation paid immediately before becoming permanently and totally disabled; for Limitation Years beginning before January 1, 1997, such imputed Code §415 Statutory Compnsation for the disabled Participant may be counted only if the Participant is not a HCE and contributions made on behalf of such Participant are nonforfeitable when made. A Participant's Code §415 Statutory Compensation will also be determined in accordance with the following:

(a)
Excluded Amounts. Code §415 Statutory Compensation does not include (1) Employer contributions to a plan of deferred compensation not includible in gross income for the taxable year in which contributed, or Employer contributions to a simplified employee pension plan to the extent they are deductible by the Employee, or any distributions from a plan of deferred compensation; (2) amounts realized from a non-qualified stock option, or when restricted stock or property held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (4) other amounts which receive special tax benefits, or contributions made by an Employer (whether or not under a salary deferral agreement) towards the purchase of an annuity described in Code §403(b) (whether or not the amounts are excludible from gross income).

(b)
Treatment of Elective Deferrals and Code §132(f)(4) Amounts. For Limitation Years beginning on or after January 1, 1998, Code §415 Statutory Compensation will include any elective deferrals as defined in Code §402(g)(3) and amounts contributed or deferred at the election of the Employee which were not includible in gross income under Code §125 (including Deemed Code §125 Compensation) or Code §457. Code §415 Statutory Compensation will also include elective amounts that are not includible in gross income under Code §132(f)(4) for Limitation Years beginning on or after January 1, 2001 (or if elected by the Administrator on a non-discriminatory basis, any earlier Limitation Year beginning on or after January 1, 1998).

(c)
Treatment of Severance Pay. Effective January 1, 2005, Compensation does not include amounts paid after termination of employment unless the payment is made within 2½ months after termination of employment and the Compensation falls into either of two categories: (1) payments the Employee would have received had he or she continued employment with the Employer which are regular compensation, bonuses, commissions, overtime, etc.; or (2) payments for unused sick leave, vacation time, etc. which the Employee could have used if employment with the Employer continued. However, any other post-severance payments are not Compensation, even if the Employee receives them within 2½ months after termination of employment. Severance pay, nonqualified deferred compensation and parachute payments received after termination of employment are never considered Compensation for Plan purposes. However, if an Employer continues to pay an Employee after the Employee enters active United States military duty, that pay is considered Compensation, provided it doesn't exceed the pay the Employee would have received if he or she had remained with the Employer.

1.15	Compensation. The term Compensation means amounts received by an Employee from the Employer during a Compensation Determination Period, determined in accordance with the following provisions:

(a)
Compensation Used to Determine Employer Contributions. In determining Employer contributions, the term Compensation means a Participant's Form W-2 Compensation received during the Compensation Determination Period. For purposes of this paragraph, (1) the Compensation Determination Period is the Plan Year; and (2) Employer contributions made pursuant to a salary reduction agreement that are not currently includible in the gross income of an Employee by reason of Code §125, §402(e)(3), §402(h)(1)(B), or §403(b) will be included in determining Compensation for Plan Years beginning on or after January 1, 1998. In addition, if elected by the Administrator on a non-discriminatory basis, Compensation will also include elective amounts that are not includible in the gross income of the Employee by reason of Code §132(f)(4), beginning with the Plan Year elected by the Administrator but not earlier than the Plan Year beginning on or after January 1, 1998.

(b)	Compensation Used to Determine Voluntary Employee Contributions. Such contributions are not currently permitted under the terms of the Plan.

(c)
Compensation Used to Determine Code §415 Limitations. In determining an Employee's Annual Addition limitation under Section 6.1 of the Plan, Compensation means the Code §415 Safe Harbor Compensation received by an Employee during the Limitation Year.

(d)
Compensation Used to Determine Highly Compensated Employee Status. In determining for any Plan Year if an Employee is a Highly Compensated Employee, Compensation means the Code §415 Safe Harbor Compensation received by the Employee during the Plan Year.

(e)
Compensation Used to Determine Key Employee Status. In determining for any Plan Year if an Employee is a Key Employee, Compensation means the Code §415 Safe Harbor Compensation received by the Employee during the Plan Year.

(f)
Compensation Used to Determine Top Heavy Allocations. In determining the Employer's Top Heavy Minimum Allocation under Section 3.6, Compensation means the Code §415 Safe Harbor Compensation received by an Employee during the Plan Year, excluding amounts received while a member of an ineligible class of Employees as described in Section 2.1.

(g)
Code §401(a)(17) Limit. Notwithstanding any provision of this Section to the contrary, Compensation for any Compensation Determination Period (or Plan Year) will not exceed the limitation set forth in Code §401(a)(17) as in effect for that Compensation Determination Period (or Plan Year). If a Compensation Determination Period (or Plan Year) is less than 12 consecutive months, the Code §401(a)(17) limitation will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. If Compensation for any prior Compensation Determination Period (or Plan Year) is used in determining a Participant's Plan benefits for the current Plan Year, the Compensation for such prior Compensation Determination Period (or Plan Year) is subject to the applicable Code §401(a)(17) limitation as in effect for that prior period.

1.16
Current Obligations. The term "Current Obligations" means obligations of the Trust Find arising from the extension of credit to the Trust Fund and which are payable in cash within one year from the date an Employer contribution is made to the Plan.

1.17
Deemed Code §125 Compensation. The term "Deemed §125 Compensation" means an excludable amount that is not available to an Employee in cash in lieu of group health coverage under a Code §125 arrangement because that Employee is not able to certify that he or she has other health coverage. An amount is permitted to be treated as Deemed Code §125 Compensation only if the Employer does not request or collect information about the Employee's other health coverage as part of the enrollment process for the health plan.

1.18	Deemed IRA Contribution. The term "Deemed IRA Contribution" means an Individual Retirement Account contribution made by a Participant to the Plan.

1.19	Deemed IRA Account. The term "Deemed IRA Account" means the account to which a Participant's Deemed IRA Contributions are credited.

1.20
Disability. The term "Disability" means a physical or mental condition arising after an Employee has become a Participant which totally and permanently prevents the Participant from performing his or her customary duties for the Employer. The determination as to whether a Participant has suffered a Disability will be made by a physician acceptable to the Administrator. If a difference of opinion arises between the Participant and the Administrator as to whether the Participant has suffered a Disability, it will be settled by a majority decision of three physicians, one to be appointed by the Administrator, one to be appointed by the Participant, and the third to be appointed by the two physicians first appointed herein.

1.21	Early Retirement Age. The term "Early Retirement Age" means any Anniversary Date coinciding with or following the date a Participant reaches 55 and completes at least 5 Years of Service.

1.22	Eligible Employee. The term "Eligible Employee" means an Employee who is in an eligible class of Employees as described in Section 2.1.

1.23
Employee. The term "Employee" means (a) any person reported on the payroll records of the Employer as an employee who is deemed by the Employer to be a common law employee; (b) except in determining eligibility to participate in this Plan, any person reported on the payroll records of an Affiliated Employer as an employee who is deemed by the Affiliated Employer to be a common law employee (even if the Affiliated Employer is not an Adopting Employer); and (c) any person who is considered a Leased Employee but who (1) is not covered by a plan described in Code §414(n)(5), or (2) is covered by a plan described in Code §414(n)(5) but Leased Employees constitute more than 20% of the Employer's non- highly compensated workforce. The determination of Employee status will be made in accordance with the following:

(a)
Independent Contractors. The term Employee will not include any individual who is not reported on the payroll records of the Employer or an Affiliated Employer as a common law employee. If such person is later determined by the Sponsoring Employer or by a court or governmental agency to be an Employee or to have been an Employee, he or she will only be eligible for Plan participation prospectively and may participate in the Plan as of the next entry date set forth in Section 2.2 following such determination and after satisfaction of all other eligibility requirements. However, the Sponsoring Employer may elect to amend the Plan at any time to reclassify any individual described herein as a member of an eligible class of Employees retroactively applied for one or more prior Plan Years because the Plan failed to satisfy for such Plan Year one of the tests in Code §410(b)(1)(A) or Code §§410(b)(1)(B) and (C), or for any other reason required to maintain the tax exempt status of the Plan.

(b)
Undocumented Workers. The term Employee will not include any individual who does not possess the proper legal credentials necessary to legally work in the United States. If an individual enters the Plan and is later determined to lack the necessary credentials, he or she will no longer be deemed an Employee and his or her Participant's Account, if any, will be deemed a Forfeiture.

1.24	Employer. The term "Employer" means the Sponsoring Employer and any Adopting Employer.

1.25
Exempt Loan. The term "Exempt Loan" means a loan made to the Plan by a disqualified person or that is guaranteed by a disqualified person and which satisfies the requirements of Regulation §54.4975-7(b) and Department of Labor regulation §2550.408b-3.

1.26
Fiscal Year. The term "Fiscal Year" means the Sponsoring Employer's 12 consecutive month accounting year beginning January 1st and ending the following the following December 31st. If the Fiscal Year is changed, a short Fiscal Year is established beginning the day after the last day of the Fiscal Year in effect before this change and ending on the last day of the new Fiscal Year.

1.27
Forfeiture. The term "Forfeiture" means the amount by which a Participant's Account balance exceeds his or her Vested Interest upon the earlier to occur of (1) the date the Participant receives a distribution of his or her Vested Interest under Article 5; or (2) the date the Participant incurs five consecutive Breaks in Service after termination of employment. No Forfeitures will occur solely as a result of the withdrawal of a Participant's own contributions to the Plan or a Participant's transfer to an Affiliated Employer or Adopting Employer. All Forfeitures will be placed in the Forfeiture Account pending allocation pursuant to Section 3.5. The term Forfeiture will also mean any amounts removed from a Participant's Account for any reason (including but not limited to forfeiture as a result of an inadvertent violation of a Plan limit or the inclusion of an ineligible Employee) that cannot be returned to the Employer.

1.28
Form W-2 Compensation. The term "Form W-2 Compensation" means wages within the meaning of Code §3401(a) and all other payments of compensation actually paid or made available in gross income to an Employee by the Employer in the course of the Employer's trade or business for which the Employer is required to furnish the Employee a Form W-2 under Code §6041(d), §6051(a)(3) and §6052. Compensation must be determined without regard to rules limiting remuneration included in wages based on the nature or location of employment or services performed (like the exception for agricultural labor in Code §3401(a)(2)).

1.29	HCE. The term "HCE" means a Highly Compensated Employee.

1.30
Highly Compensated Employee. The term "Highly Compensated Employee" means any Employee who during the Plan Year or the look-back year was a 5% owner as defined in Code §416(i)(1), or who for the look-back year had Code §415 Compensation in excess of $80,000 as adjusted in accordance with Code §415(d) (except that the base year will be the calendar quarter ending September 30, 1996). In determining who is a former Highly Compensated Employee, the rules for determining which Employees are Highly Compensated Employees for the Plan Year or look-back year for which the determination is being made (in accordance with temporary Regulation §1.414(q)-1T, A-4, Notice 97-45, and any subsequent guidance) will be applied. A former Highly Compensated Employee for the determination year is any former Employee who, with respect to the Employer, had a separation year (as defined in temporary Regulation §1.414(q)-1T, A-5) prior to the determination year and was an active Highly Compensated Employee for either such Employee's separation year or any determination year ending on or after the Employee's 55th birthday. For purposes of determining status as a former Highly Compensated Employee, whether an employee was an active Highly Compensated Employee for a determination year that ended on or after the Employee's 55th birthday, or that was a separation year, is based on the rules applicable to determining HCE status as in effect for that determination year. If the Employer maintains more than one qualified retirement plan, the definition of Highly Compensated Employee must be consistently applied to all such plans. In determining if an Employee is a Highly Compensated Employee based on his or her Compensation, the top paid group election in Code §414(q)(3) will be applied by this Plan.

1.31
Hour of Service. The term "Hour of Service" means, with respect to any provision of the Plan in which service is determined by the elapsed time method, each hour for which an Employee is paid, or is entitled to payment, by the Employer or an Affiliated Employer for the performance of duties. With respect to any provision of the Plan in which service is determined by counting an Employee's Hours of Service, the meaning of the term "Hour of Service" will be determined in accordance with the following provisions:

(a)
Determination of Hours. The term Hour of Service means (1) each hour an Employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliated Employer, which will be credited to the Employee for the computation period in which the duties are performed; (2) each hour for which an Employee is paid, or entitled to payment, by the Employer or an Affiliated Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, except that no more than 501 Hours of Service will be credited under this clause (2) for any single continuous period (whether or not such period occurs in a single computation period); and (3) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliated Employer, except that the same hours will not be credited both under clause (1) or clause (2) and under this clause (3), and these hours will be credited for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made. Hours of Service will be calculated and credited pursuant to DOL Regulation §2530.200b-2(b) and (c), which are incorporated in this Plan by reference.

(b)
Maternity or Paternity Leave. In determining if a Break in Service for participation and Vesting has occurred in a computation period, an individual on Maternity or Paternity Leave will receive credit for up to 501 Hours of Service which would otherwise have been credited but for such absence, or in any case in which such Hours of Service cannot be determined, 8 hours per day of such absence. Hours  of Service credited for Maternity of Paternity Leave will be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or in all other cases, in the following computation period.

(c)
Use of Equivalencies. Notwithstanding paragraph (a), the Administrator may elect for all Employees or for one or more different classifications of Employees (provided such classifications are reasonable and are consistently applied) to apply one or more of the following equivalency methods in determining the Hours of Service of an Employee. Under such equivalency methods, an Employee will be credited with (1) 190 Hours of Service for each month he or she is paid or entitled to payment for at least one Hour of Service; or (2) 95 Hours of Service for each semi-monthly period in which he or she is paid or entitled to payment for at least one Hour of Service; or (3) 45 Hours of Service for each week he or she is paid or entitled to payment for at least one Hour of Service; or (4) 10 Hours of Service for each day he or she is paid or entitled to payment for at least one Hour of Service.

1.32
Key Employee. The term "Key Employee" means, for Plan Years beginning on or after January 1, 2002, any Employee, former Employee or deceased Employee who at any time during the Plan Year that includes the Determination Date was (a) an officer of the Employer having annual Compensation greater than the dollar amount set forth in Code §416(i)(1), as adjusted for Plan Years beginning after December 31, 2002; (b) a 5% owner as defined in Code §416(i)(1)(B)(I); or (c) a 1% owner as defined in Code §416(i)(1)(B)(ii) whose annual Compensation is more than $150,000. The determination of who is a Key Employee will be made in accordance with Code §416(i)(1) and the Regulations and other guidance issued thereunder.

1.33
Leased Employee. The term "Leased Employee" means, for Plan Years beginning on or after January 1, 1997, any person within the meaning of Code §414(n)(2) and §414(o) who is not reported on the payroll records of the Employer as a common law employee and who provides services to the Employer if (a) the services are provided under an agreement between the Employer and a leasing organization; (b) the person has performed services for the Employer or for the Employer and related persons as determined under Code §414(n)(6) on a substantially full time basis for a period of at least one year; and (c) the services are performed under the primary direction or control of the Employer. Contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for the Employer will be treated as provided by the Employer. A Leased Employee will not be considered an Employee of the recipient if he or she is covered by a money purchase plan providing (a) a non-integrated Employer contribution rate of at least 10% of Code §415 Compensation, including amounts contributed by the Employer pursuant to a salary deferral agreement which are excludible from the Leased Employee's gross income under a cafeteria plan covered by Code §125 (including Deemed Code §125 Compensation), a cash or deferred plan under Code §401(k), a SEP under Code §408(k) or a tax-deferred annuity under Code §403(b), and also including, for Plan Years beginning on or after January 1, 2001, any elective amounts that are not includible in the gross income of the Leased Employee because of Code §132(f)(4); (b) immediate participation; and (c) full and immediate vesting. This exclusion is only available if Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

1.34	Limitation Year. The term "Limitation Year" means the Plan Year.

1.35
Maternity or Paternity Leave. The term "Maternity or Paternity Leave" means that an Employee is absent from work because of the Employee's pregnancy; the birth of the Employee's child; the placement of a child with the Employee in connection with the adoption of such child by the Employee; or the need to care for such child for a period beginning immediately following the child's birth or placement as set forth above.

1.36
Named Fiduciary. The term "Named Fiduciary" means the Plan Administrator or other fiduciary named by the Plan Administrator to control and manage the operation and administration of the Plan. To the extent authorized by the Plan Administrator, a Named Fiduciary may delegate its responsibilities to a third party or parties. The Employer will also be a Named Fiduciary.

1.37	NHCE. The term "NHCE" means a Non-Highly Compensated Employee.

1.38	Non-Highly Compensated Employee. The term "Non-Highly Compensated Employee" means any Employee who is not a Highly Compensated Employee.

1.39
Non-Key Employee. The term "Non-Key Employee" means any Employee who is not a Key Employee, including former Key Employees. In making the allocation in Section 3.6, Non-Key Employee means a Non-Key Employee who either is a Participant or would be a Participant but for the reasons in Section 3.6(a).

1.40	Normal Retirement Age. The term "Normal Retirement Age" means the date a Participant reaches Age 65. There is no mandatory retirement Age.

1.41	Normal Retirement Date. The term "Normal Retirement Date" means the Anniversary Date coinciding with or next following the date a Participant reaches Normal Retirement Age.

1.42
Other Investments Account. The term "Other Investments Account" means the aggregate value of all of a Participant's accounts (other than the Company Stock Account) to which are credited a Participant's share of Employer contributions, Forfeitures which are not used to pay administrative expenses or to reduce Employer contributions, earnings and losses, and the proceeds of any Policies, if any, purchased on the Participant's life under Section 7.2. Any purchase of Company Stock will be debited from one or more of these accounts which together constitute a Participant's Other Investments Account.

1.43	Otherwise Excludible Participant. The term "Otherwise Excludible Participant" means a Participant who has not satisfied the statutory age and service requirements set forth in Code §410(b).

1.44
Participant. The term "Participant" means any Employee who has met the eligibility and participation requirements of the Plan. However, an individual who is no longer an Employee will cease to be a Participant if his or her entire Plan benefit (1) is fully guaranteed by an insurance company and legally enforceable at the sole choice of such individual against such insurance company, provided that a contract, Policy, or certificate describing the individual's Plan benefits has been issued to such individual; (2) is paid in a lump sum distribution which represents such individual's entire interest in the Plan; or (3) is paid in some other form of distribution and the final payment thereunder has been made.

1.45
Participant's Account. The term "Participant's Account" means the aggregate balance in a Participant's Company Stock Account and Other Investments Account and any other accounts that the Administrator may determine necessary from time.

1.46	Period of Service. Not applicable

1.47	Period of Severance. Not applicable.

1.48
Permissive Aggregation Group. The term "Permissive Aggregation Group" means a Required Aggregation Group plus any Employer plan or plans which when considered as a group with the Required Aggregation Group would continue to satisfy the requirements of Code §401(a)(4) and §410.

1.49	Plan. The term "Plan" means the The Bank of South Carolina Employee Stock Ownership Plan, established by the Sponsoring Employer as amended from time to time.

1.50
Plan Year. The term Plan Year means the Plan's twelve month accounting year beginning January 1st and ending the following the following December 31st. If the Plan Year is changed, a short Plan Year will be established beginning the day after the last day of the Plan Year in effect before the change and ending on the last day of the new Plan Year.

1.51	Policy. The term "Policy" means an insurance policy or annuity contract purchased pursuant to Section 7.2.

1.52
Qualified Domestic Relations Orders. The term "Qualified Domestic Relations Order" is a signed domestic relations order issued by a State Court which creates, recognizes or assigns to an alternate payee(s) right to receive all or part of a Participant's Plan benefit. An alternate payee is a Spouse, former Spouse, child, or other dependent of a Participant who is treated as a Beneficiary under the Plan as a result of the QDRO.

1.53
Required Aggregation Group. The term "Required Aggregation Group" means (1) each Employer qualified deferred compensation plan in which at least one Key Employee participates or participated at any time during the Plan Year containing the Determination Date (as defined in Section 1.63(d)) or any of the four preceding Plan Years (regardless of whether the plan has terminated); and (2) any other Employer qualified deferred compensation plan that enables a plan described in (1) to satisfy Code §401(a)(4) or §410.

1.54
Required Beginning Date. The term "Required Beginning Date" means the later of Age 70½ or actual retirement. However, for a Participant who is a 5% owner, the term Required Beginning Date means April 1st of the calendar year following the later of the calendar year in which the Participant reaches Age 70½. Notwithstanding the foregoing to the contrary, if a Participant made a distribution election prior to January 1, 1984 pursuant to §242(b) of the Tax Equity and Fiscal Responsibility Act (TEFRA), such Participant's benefit will be distributed at the time and in the manner set forth in the election provided it has not been revoked, and further provided that the election provides a method of distribution of benefits which satisfies the provisions of Code §401(a)(9) as in effect prior to the enactment of TEFRA.

1.55
Regulation. The term "Regulation" means regulations as promulgated by the Secretary of the Treasury, the Secretary of the Department of Labor, or their delegates, as amended and/or renumbered from time to time.

1.56	Rollover Account. The term "Rollover Account" means account to which a Participant's Rollover Contributions, if any, are credited.

1.57	Rollover Contribution (or Rollover). The terms "Rollover Contribution" and "Rollover" mean an amount eligible for tax free rollover treatment which is transferred to this Plan

1.58	Sponsoring Employer. The term "Sponsoring Employer" means The Bank of South Carolina (and any successor thereto that elects to assume sponsorship of this Plan).

1.59	Spouse. The term "Spouse" means the person to whom a Participant is legally married.

1.60	Terminated Participant. The term "Terminated Participant" means a Participant who has ceased to be an Employee for reasons other than retirement, death or Disability.

1.61
Top Heavy. The term "Top Heavy" means for any Plan Year beginning after December 31, 1983 that (1) the Top Heavy Ratio exceeds 60% and the Plan is not part of a Required Aggregation Group or Permissive Aggregation Group; or (2) the Plan is a part of a Required Aggregation Group but not a Permissive Aggregation Group and the Top Heavy Ratio for the group exceeds 60%; or (3) the Plan is a part of a Required Aggregation Group and a Permissive Aggregation Group and the Top Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

1.62
Top Heavy Minimum Allocation. The term "Top Heavy Minimum Allocation" means an amount of Employer contributions and Forfeitures equal to 3% of an Employee's Compensation (or such higher or lesser percentage of Compensation as may otherwise be indicated in Section 3.6). Elective Deferrals (and, for Plan Years beginning before 2002, Matching Contributions) cannot be used to satisfy the Top-Heavy Minimum Allocation. SIMPLE 401(k) plans and certain Safe Harbor 401(k) Plans are not subject to Top Heavy  rules.

1.63	Top Heavy Ratio. For Plan Years beginning on or after January 1, 2002, in determining if this Plan is Top Heavy, the "Top Heavy Ratio" will be determined in accordance with the following provisions:

(a)
Rule 1. If the employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and has not maintained any defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the top-heavy ratio for this Plan alone or for the Required Aggregation Group or the Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the 1-year period ending on the determination date(s)) (5-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or Disability and in determining whether the Plan is Top Heavy for Plan Years beginning before January 1, 2002), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 1-year period ending on the Determination date(s)) (5-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is Top Heavy for Plan Years beginning before January 1, 2002), both computed in accordance with Code §416 and the Regulations  promulgated thereunder. Both the numerator and denominator of the Top Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code §416 the regulations promulgated thereunder.

(b)
Rule 2. If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the Top Heavy Ratio for any Required Aggregation Group or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with paragraph (a) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with paragraph (a) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Code §416 and the Regulations promulgated thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top Heavy Ratio are increased for any distribution of an accrued benefit made in the 1-year period ending on the Determination Date (5-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is Top Heavy for Plan Years beginning before January 1, 2002).

(c)
Rule 3. For purposes of paragraphs (a) and (b), the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code §416 and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The account balances and accrued benefits of a participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the 1-year period (5-year period in determining if the Plan is Top Heavy for Plan Years beginning before January 1, 2002) ending on the Determination Date will be disregarded. The calculation of the Top Heavy Ratio and the extent to which distributions, Rollovers and Transfers are taken into account will be made in accordance with Code §416 and the Regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. The accrued benefit of a Participant other than a Key Employee will be determined under (1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code §411(b)(1)(C).

(d)
Definition of Determination Date. In determining the Top Heavy Ratio, the term Determination Date means the last day of the preceding Plan Year except for the first Plan Year when the Determination Date means the last day of such first Plan Year.

1.64
Transfer Contribution. The term "Transfer Contribution" means a non-taxable transfer of a Participant's benefit directly from another qualified plan to this Plan (for example, as a result of a plan merger). For accounting and record keeping purposes, Transfer Contributions will be identical to Rollover Contributions.

1.65	Trustee. The term "Trustee" means the persons or entity named as trustee or trustees of the Trust. The term Trustee will also mean custodian if a custodian is appointed by the Sponsoring Employer.

1.66	Trust (or Trust Fund). The term "Trust" or "Trust Fund" means the assets of the Plan. The term Trust or Trust Fund will also mean any custodial agreement entered into by the Sponsoring Employer.

1.67
Unallocated Company Stock Account. The term "Unallocated Company Stock Account" means an account containing Company Stock acquired with the proceeds of an Exempt Loan and which has not been allocated to the Participants' Company Stock Accounts.

1.69
Valuation Date. The term "Valuation Date" means the date on which the Trustee determines the value of the Trust Fund. The Trust Fund must be valued at least annually as of the last day of the Plan Year, but the Administrator can elect to have all or any portion of the assets of the Trust Fund valued more frequently, including, but not limited to, semi-annually, quarterly, monthly, or daily. The Administrator may implement additional Valuation Dates in order avoid prejudice with respect to any Participant.

1.70
Vested Aggregate Account. The term Vested Aggregate Account means a Participant's Vested Interest in the aggregate value of his or her Participant's Account and any accounts attributable to the Participant's own Plan contributions (including rollovers).

1.71
Vested, Vested Interest or Vesting. The term "Vested," "Vested Interest" or "Vesting" means a Participant's nonforfeitable percentage in an account maintained on his or her behalf under the Plan. A Participant's Vested Interest in his or her Participant's Account will be determined in accordance with Section 4.6.

1.72	Voluntary Employee Contribution. The term Voluntary Employee Contribution means a non-deductible contribution made to the Plan by a Participant.

1.73	Voluntary Employee Contribution Account. The term Voluntary Employee Contribution Account means the sub-account to which a Participant's Voluntary Employee Contributions, if any, are allocated.

1.74
Year of Service. With respect to any provision of the Plan in which service is determined by counting an Employee's Hours of Service, the term "Year of Service" means a 12-consecutive month computation period during which an Employee (or Participant) is credited with a specified number of Hours of Service for the Employer, determined in accordance with the following provisions:

(a)
Employment Commencement Date. The Employment Commencement Date is the first day an Employee performs an Hour of Service for an Employer, Affiliated Employer or Adopting Employer. The Reemployment Commencement Date is the first day following a Period of Severance on which an Employee performs an Hour of Service for an Employer, Adopting Employer or Affiliated Employer.

(b)
Year of Service for Eligibility. For any Plan Year in which the eligibility requirements under Section 2.1 are based on an Employee's Years of Service, a Year of Service is a 12-consecutive month computation period in which an Employee is credited with at least 1,000 Hours of Service. An Employee's initial eligibility computation period will begin on his or her Employment Commencement Date. The second eligibility computation period will begin on the first day of the Plan Year which begins prior to the first anniversary of the Employee's Employment Commencement Date regardless of whether the Employee is credited with 1,000 Hours of Service during the initial computation period. If the Employee is credited with 1,000 Hours of Service in both the initial eligibility computation period and in the second eligibility computation period, the Employee will be credited with two Years of Service for eligibility purposes. If a Plan Year is less than 12 months, the Hours of Service requirement set forth herein will be proportionately reduced. In determining eligibility under Section 2.1 and the applicable entry date under Section 2.2 (or in determining a Safe Harbor 401(k) Contribution Addendum, if any), an Employee will be deemed to have completed a Year of Service on the same date the Employee completes the applicable Hours of Service requirement, even if such date occurs before the last day of the computation period.

(c)
Year of Service for Vesting. For any Plan Year in which a Participant's Vested Interest under Section 4.6 is based on Years of Service, a Year of Service is a 12-consecutive month computation period in which an Employee is credited with at least 1,000 Hours of Service. The Vesting computation period is the Plan Year, and if any Plan Year is less than 12 consecutive months and the Hours of Service requirement in this paragraph is greater than one, such requirement will be proportionately reduced.

(d)	Prior Service Credit. An Employee will receive credit for all Years of Service with the Employer.

(e)
Re-employment of an Employee Before a Break In Service and Before Eligibility Requirements Are Satisfied. If an Employee terminates employment with the Employer prior to satisfying the eligibility requirements set forth in Section 2.1 and the Employee is subsequently re-employed by the Employer before incurring a Break in Service, then the Employee's pre-termination Years of Service (and Hours of Service during the eligibility computation period) will be counted in determining the satisfaction of such eligibility requirements, and for all other purposes, as applicable, and the eligibility computation period and the vesting computation period, as applicable, will remain unchanged.

(f)
Re-employment of an Employee Before a Break In Service and After Eligibility Requirements Are Satisfied. If an Employee terminates employment with the Employer prior to the Employee's entry date under Section 2.2, the Employee had satisfied the eligibility requirements under Section 2.1 as of the date of such termination, and the Employee is subsequently re-employed by the Employer before incurring a Break in Service, then (1) the Employee will become a Participant in the Plan as of the later of (A) the date the Employee would have entered the Plan had the Employee not terminated employment with the Employer, or (B) the Employee's Re-employment Commencement Date; (2) the Employee's pre-termination Years of Service (and Hours of Service during a computation period) will be counted for all purposes; and (3) the Vesting computation period will remain unchanged.

(g)
Re-employment of a Participant Before a Break In Service. If an Employee terminates employment  with the Employer after becoming a Participant in the Plan and is subsequently re-employed by the Employer before incurring a Break in Service, then (1) the Employee's Years of Service and employment will be deemed not to have been interrupted; (2) the Employee will recommence Plan participation immediately upon re-employment; (3) the Employee's pre-termination Years of Service (and Hours of Service during a computation period) will be counted for all purposes; and (4) the vesting computation period will remain unchanged.

(h)
Re-employment of an Employee After a Break In Service and Before Eligibility Requirements Are Satisfied. If an Employee terminates employment with the Employer prior to satisfying the eligibility requirements under Section 2.1 and the Employee is subsequently re-employed by the Employer after incurring a Break in Service, then the Employee's Year(s) of Service that were completed prior to the Break in Service will be counted, subject to the following provisions:

(1)
Determination of Years of Service for Eligibility Using the Rule of Parity. For any Plan Year in which the eligibility requirements under Section 2.1 are based on Years of Service, Years of Service completed prior to an Employee's Break(s) in Service will not be counted if the total number of consecutive Breaks in Service incurred by the Employee equals or exceeds the greater of five or the aggregate number of Year of Service credited to the Employee prior to incurring the Breaks in Service; this rule hereafter is referred to as the "rule of parity." For purposes of the preceding sentence, the aggregate number of Years of Service will not include Years of Service previously disregarded under prior applications of the rule of parity. If such former Employee's Years of Service are disregarded under the rule of parity, then (A) the rehired Employee will be treated as a new Employee for purposes of Section 2.1 and (B) the Employee's eligibility computation period will commence on the Employee's Re-employment Commencement Date. If such former Employee's Years of Service are not disregarded under the rule of parity, then the eligibility computation periods will remain unchanged. However, if this Plan provides that an Employee must complete more than one Year of Service for eligibility purposes under Section 2.1, and provides that an Employee will have a 100% Vested Interest in his or her Participant's Account upon becoming a Participant in the Plan, then (A) the Year of Service (and Hours of Service) of an Employee who incurs a Break in Service before satisfying such eligibility requirement will not be counted for eligibility purposes and (B) the Employee's eligibility computation period will commence on the Employee's Re-employment Commencement Date.

(2)
Determination of Years of Service for Vesting. For any Plan Year in which a Vested Interest under Section 4.6 is based on Years of Service, then in determining an Employee's Vested Interest in his or her Participant's Account, any Years of Service that were completed prior to an Employee's Break(s) in Service will not be counted (A) if the Employee is not Vested in any portion of his or her Participant's Account and (B) if the total number of consecutive Breaks in Service incurred by the Employee equals or exceeds the greater of five or the aggregate number of Years of Service credited to the Employee prior to incurring the Break(s) in Service. For purposes of the preceding sentence, the aggregate number of Years of Service will not include any Years of Service previously disregarded under prior applications of the rule of parity.

(i)
Re-employment of an Employee After a Break In Service, After Eligibility Requirements Are Satisfied, But Before the Employee's Entry Date. If an Employee terminates employment with the Employer after satisfying the eligibility requirements under Section 2.1 (but before the Employee's entry date under Section 2.2) and the Employee is subsequently re-employed by the Employer after incurring a Break in Service, then the Employee's Years of Service completed prior to the Break in Service will be counted , subject to the following:

(1)
Determination of Years of Service for Eligibility Using the Rule of Parity. For any Plan Year in which the eligibility requirements under Section 2.1 are based on Years of Service, Years of Service completed prior to an Employee's Break(s) in Service will not be counted if the total number of consecutive Breaks in Service incurred by the Employee equals or exceeds the greater of five or the aggregate number of Years of Service credited to the Employee prior to incurring the Break(s) in Service; this rule hereafter is referred to as the "rule of parity." For purposes of the preceding sentence, the aggregate number of Years of Service will not include Years of Service previously disregarded under prior applications of the rule of parity. If such former Employee's Years of Service are disregarded under the rule of parity, then (A) the rehired Employee will be treated as a new Employee for purposes of Section 2.1 and (B) the Employee's eligibility computation period will commence on the Employee's Re-employment Commencement Date. If such former Employee's Years of Service are not disregarded under the rule of parity, then the rehired Employee will enter the Plan under Section 2.2 on the Employee's Re-employment Commencement Date.

(2)
Determination of Years of Service for Vesting. For any Plan Year in which a Vested Interest under Section 4.6 is based on Years of Service, then in determining an Employee's Vested Interest in his or her Participant's Account, any Years of Service that were completed prior to an Employee's Break(s) in Service will not be counted (A) if the Employee is not Vested in any portion of his or her Participant's Account and (B) if the total number of consecutive Breaks in Service incurred by the Employee equals or exceeds the greater of five or the aggregate number of Years of Service credited to the Employee prior to incurring the Break(s) in Service. For purposes of the preceding sentence, the aggregate number of Years of Service will not include any Years of Service previously disregarded under prior applications of the rule of parity.

(j)
Re-employment of a Participant After a Break In Service. If an Employee (1) was a Participant in the Plan, (2) terminates employment with the Employer, and (3) is subsequently re-employed by the Employer after incurring a Break in Service, then the Employee's Years of Service that were completed prior to the Break in Service will be counted, subject to the following:

(1)
Determination of Years of Service for Eligibility Using the Rule of Parity. For any Plan Year in which the eligibility requirements under Section 2.1 are based on Years of Service, Years of Service completed prior to an Employee's Break(s) in Service will not be counted if the total number of consecutive Breaks in Service incurred by the Employee equals or exceeds the greater of five or the aggregate number of Years of Service credited to the Employee prior to incurring the Break(s) in Service; this rule hereafter is referred to as the "rule of parity." For purposes of the preceding sentence, the aggregate number of Years of Service will not include Years of Service previously disregarded under prior applications of the rule of parity. If such former Employee's Years of Service are disregarded under the rule of parity, then (A) the rehired Employee will be treated as a new Employee for purposes of Section 2.1 and (B) the Employee's eligibility computation period will commence on the Employee's Re-employment Commencement Date. If such former Employee's Years of Service are not disregarded under the rule of parity, then the rehired Employee will reenter the Plan as of the Employee's Re-employment Commencement Date.

(2)
Determination of Years of Service for Vesting. For any Plan Year in which a Vested Interest under Section 4.6 is based on Years of Service, then in determining an Employee's Vesting Interest in his or her Participant's Account, any Years of Service that were completed prior to an Employee's Break(s) in Service will not be counted (A) if the Employee is not Vested in any portion of his or her Participant's Account and (B) if the total number of consecutive Break(s) in Service incurred by the Employee equals or exceeds the greater of five or the aggregate number of Years of Service credited to the Employee prior to incurring the Break(s) in Service. For purposes of the preceding sentence, the aggregate number of Years of Service will not include any Years of Service previously disregarded under prior applications of the rule of parity.

(k)
Ignoring Service for Eligibility If Service Requirement for Eligibility Is More Than 1 Year of Service. Notwithstanding anything in the Plan to the contrary, if this Plan provides that an Employee must complete more than one Year of Service for eligibility purposes under Section 2.1, and provides that an Employee will have a 100% Vested Interest in his or her Participant's Account upon becoming a Participant in the Plan, then (A) the Years of Service (and Hours of Service) of an Employee who incurs a Break in Service before satisfying such eligibility requirement will not be counted for eligibility purposes and (B) the Employee's eligibility computation period will commence on the Employee's Re-employment Commencement Date.

Article 2
Plan Participation

2.1
Eligibility Requirements. Any Employee who was a Participant on December 31, 2006 will be eligible to continue as a Participant without regard to the requirements described below. Any other Employee who was not already a Participant on December 31, 2006 and who is in an eligible class of Employees as described below (and who for purposes of this Article 2 is referred to as an Eligible Employee) will become eligible to enter the Plan as a Participant on the applicable entry date in Section 2.2 in accordance with the following:

(a)
Eligibility Requirements for Employer Contributions. The eligibility requirements for the purpose of entering the Plan as a Participant to receive an allocation of Employer contributions are as follows:

(1)
General Eligibility. An Eligible Employee described in Section 2.1(a)(2) will enter the Plan as a Participant on the applicable entry date described in Section 2.2 upon reaching Age 21 and being credited with 1 Year of Service.

(2)
Eligible Employees. All Employees are Eligible Employees and are eligible to participate in the Plan upon satisfying the eligibility requirements in subparagraph (1) above except for the following ineligible classes of Employees: (1) Employees whose employment is governed by a collective bargaining agreement between Employee representatives and the Employer in which retirement benefits were the subject of good faith bargaining unless such collective bargaining agreement ; (2) Employees who are non-resident aliens who do not receive earned income from the Employer which constitutes income from sources within the United States; (3) Any person who becomes an Employee as the result of a "Code §410(b)(6)(C) transaction".  Any such Employee will be excluded during the period beginning on the date of the transaction and ending on the last day of the first Plan Year beginnin; (4) Any person who is considered a Leased Employee but who (A) is not covered by a plan described in Code §414(n)(5), or (B) is covered by a plan described in Code §414(n)(5) but Leased Employees constitute more than 20% of the Employer's non-hi; (5) Employees who are employed by an Affiliated Employer which is not an Adopting Employer; and (6) any person who is deemed by the Employer to be an independent contractor on his or her employment commencement date and on the first day of each subsequent Plan Year, even if such person is later determined by a court or a governmental agency to be or to have been an Employee.

(b)
Participation By Employees Whose Status Changes. If an Employee who is not an Eligible Employee becomes an Eligible Employee, the Employee will participate in the Plan immediately if he or she has satisfied the minimum age and service requirements and would have previously become a Participant had he or she been an Eligible Employee. The participation of a Participant who ceases to be an Eligible Employee will be suspended and such Participant will be entitled to an allocation of Employer contributions (and any applicable Forfeitures) for the Allocation Period only to the extent of any applicable Hours of Service completed while an Eligible Employee. Upon once again becoming an Eligible Employee, a suspended Participant will resume eligibility. The Vested Interest of a Participant who ceases to be an Eligible Employee will continue to increase in accordance with Section 4.6.

(c)
Participation By Former Participants. A Participant who terminates employment with the Employer for any reason but is subsequently reemployed as an Eligible Employee will again become a Participant in the Plan as provided in the definition of Year of Service.

2.2
Entry Date. An Eligible EmployeeAn Eligible Employee described in Section 2.1(a)(2) who satisfies the eligibility requirements set forth in Section 2.1(a)(1) will enter the Plan as a Participant on the January 1st that occurs nearest the date on which the Employee first satisfies such requirements.

2.3	Waiver of Participation. Employees who have satisfied any of the eligibility requirements set forth in Section 2.1 are not permitted to waive participation in the Plan.

2.4
Reemployment. If an Employer terminates employment and is subsequently reemployed by the Employer or an Affiliated Employer, such Employee's Years of Service for purposes of eligibility (as well as the time such Employee enters or reenters the Plan as a Participant) will be determined in accordance with the rules described in the definition of Year of Service.

2.5
Exclusion of an Eligible Employee. If any Employee who should have been included as a Participant is erroneously excluded from the Plan in any Allocation Period and discovery of such omission is not made until after a contribution for that Allocation Period has been allocated, the Employer will correct the omission by one or more of the following methods: (1) by making an additional contribution to the Plan on behalf of the omitted Employee; (2) by allocating any available Forfeitures on behalf of the omitted Employee; or (3) by any other method of correction permitted under Revenue Procedure 2003-44 or any subsequent Revenue Procedure or guidance issued by the Internal Revenue Service.

2.6
Inclusion of an Ineligible Employee. If a person who should not have been included as a Participant is erroneously included in any Allocation Period and (a) the discovery of the inclusion is not made until after a contribution has been allocated for that Allocation Period, (b) such ineligible Employee has not received a distribution of the amount erroneously allocated (other than Elective Deferrals, which will be distributed to the ineligible Employee), and (c) such amount is not eligible to be refunded to the Employer under Section 3.1(e), such amount will be applied as a Forfeiture for the Plan Year in which the error is discovered.

Article 3
Contributions and Allocations

3.1
Employer Contributions. The Employer intends to make contributions to the Plan. The Employer does not guarantee either the making of the contributions or the payment of the benefits under the Plan. The Employer reserves the right to reduce, suspend or discontinue contributions for any reason at any time, but if the Plan is deemed to be terminated as a result of such reduction, suspension or discontinuance, the provisions of Article 9 will become effective. All contributions will be determined in accordance with the following provisions:

(a)
Amount of Contribution. The Employer in its sole discretion may make a contribution to the Plan. The amount will be determined by the Employer, and the Employer's determination will be binding on the Trustee, the Administrator and all Participants, and cannot be reviewed in any manner.

(b)
Limitations on Contributions. Notwithstanding any provision herein to the contrary, (1) no contribution will exceed the maximum amount deductible under Code §404 except as otherwise provided below; (2) no contribution will exceed the limitations set forth in Code §415; (3) no contribution will be made for any Participant who is not a Benefiting Participant for an Allocation Period unless otherwise required by the Top Heavy provisions in Section 3.6; and (4) if an Employee should have been included as a Participant but is mistakenly excluded for any reason, the omission will be corrected as specified in Section 2.5, even if such amount is never deductible by the Employer.

(c)
Allocation Period. Any contribution made under the terms of the Plan may, at the election of the Employer, be contributed (1) each payroll period; (2) each month; (3) each Plan quarter; (4) on an annual basis; or (5) on any other less than annual Allocation Period basis as determined by the Employer, provided such Allocation Period does not discriminate in favor of HCEs. The Employer may elect a different Allocation Period for each type of contribution. Contributions will be allocated to Benefiting Participants as of the last day of an applicable contribution period.

(d)	Form of Contribution. Employer contributions may consist of (1) cash; (2) Company Stock; or (3) any other property that is permitted under Code §4975 and is acceptable to the Trustee.

(e)	Refund of Contributions for All Plans. Contributions made to the Plan by the Employer can only be returned to the Employer in accordance with the following provisions:

(1)
Failure of Plan to Initially Qualify. If the Plan fails to initially satisfy the requirements of Code §401(a) and the Employer declines to amend the Plan to satisfy such requirements, contributions made prior to the date such qualification is denied must be returned to the Employer within 1 year of the date of such denial, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's tax return for the taxable year in which the Plan is adopted, or by such later date as the Secretary of the Treasury may prescribe.

(2)
Contributions Made Under a Mistake of Fact. If a contribution is attributable in whole or in part to a good faith mistake of fact, including a good faith mistake in determining the deductibility of the contribution under Code §404, an amount may be returned to the Employer equal to the excess of the amount contributed over the amount that would have been contributed had the mistake not occurred. Earnings attributable to an excess contribution will not be returned, but losses attributable to the excess contribution will reduce the amount so returned. Such amount will be returned within one year of the date the contribution was made or the deduction disallowed, as the case may be.

(3)
Nondeductible Contributions. Except to the extent an Employer may intentionally make a nondeductible contribution, for example in order to correct an administrative error or restore a Forfeiture, any contribution by the Employer is conditioned on its deductibility and will otherwise be returned to the Employer.

3.2
Allocation of Employer Contributions. Each Benefiting Participant's share of Employer contributions made to  the Plan will be allocated to his or her Participant's Account in accordance with the following provisions:

(a)
Allocation of Company Stock. Subject to the requirements of Section 3.3, Company Stock contributed to the Plan will be allocated to each Benefiting Participant's Company Stock Account in the ratio that each Benefiting Participant's Compensation bears to the total Compensation of all Benefiting Participants. However, Company Stock acquired by the Plan with the proceeds of an Exempt Loan will only be allocated to each Participant's Company Stock Account upon release from the Unallocated Company Stock Suspense Account as provided in Section 3.3(b). Company Stock acquired with the proceeds of an Exempt Loan will be an asset of the Trust Fund and maintained in the Unallocated Company Stock Suspense Account. Company Stock which has been released from the Unallocated Company Stock Account during the Plan Year will be allocated on the annual Valuation Date to each Benefiting Participant's Company Stock Account in the same ratio as described above.

(b)
Allocation of Other Contributions. Each Benefiting Participant's share of cash or property, other than Company Stock and dividends attributable thereto, will be allocated to his or her Other Investments Account in the ratio that the Compensation of each Benefiting Participant for the Allocation Period bears to the total Compensation of all Benefiting Participants for the Allocation Period.

(c)
Allocation of Cash Dividends.  Cash dividends received by the Plan that are attributable to Company Stock allocated to a Participant's Company Stock Account and that are not currently distributed in accordance with Section 5.15 will be allocated to the Participant's Other Investments Account.

(d)	Benefiting Participants. A Participant will be a Benefiting Participant for any Allocation Period in accordance with the following provisions:

(1)
Allocations to Participants Employed on the Last Day of the Allocation Period. Any Participant who is an Employee on the last day of the Allocation Period and who at any time during the Allocation Period was in an eligible class of Employees as set forth in Section 2.1(a)(2) will be a Benefiting Participant for that Allocation Period only if he or she is credited with at least 1,000 Hours of Service during the Allocation Period (or is credited with the proportionate equivalent if the Allocation Period is less than 12 consecutive months).

(2)
Allocations to Participants Who Terminate Before the Last Day of the Allocation Period. Any Participant who terminates employment with the Employer before the last day of the Allocation Period: (A) a Participant who terminates because of his or her retirement on or after Normal or Early Retirement Age will be a Benefiting Participant regardless of the number of Hours of Service with which he or she is credited during the Allocation Period; (B) a Participant who terminates because of his or her death will be a Benefiting Participant regardless of the number of Hours of Service with which he or she is credited during the Allocation Period; (C) a Participant who terminates because of his or her Disability will be a Benefiting Participant regardless of the number of Hours of Service with which he or she is credited during the Allocation Period; and (D) a Participant who terminates for reasons other than retirement on or after Normal or Early Retirement Age, death or Disability will not be a Benefiting Participant.

3.3
Company Stock Account. Company Stock allocable to a Benefiting Participant's Company Stock Account, or Company Stock released from the Unallocated Company Stock Account during an Allocation Period, will be allocated to a Benefiting Participant's Company Stock Account in accordance with the following:

(a)
Company Stock. A Benefiting Participant's Company Stock Account will be credited with his or her allocable share of Company Stock (including fractional shares) purchased and paid for by the Plan or contributed in kind by the Employer, except that Company Stock acquired with the proceeds of an Exempt Loan must be added to and maintained in the Unallocated Company Stock Suspense Account. Such Company Stock will be released and withdrawn from that account as if all Company Stock in that account were encumbered. In the case of an Employer that is an electing small business corporation, the Plan may not use dividends on any allocated Company Stock to pay an Exempt Loan that was used to purchase Company Stock. Cash dividends paid on Company Stock in a Participant's Company Stock Account will, in the sole discretion of the Administrator, either be credited to the Participant's Account or will be used to repay an Exempt Loan. However, (1) when cash dividends are used to repay an Exempt Loan, Company Stock will be released from the Unallocated Company Stock Suspense Account and will be allocated to each Benefiting Participant's Company Stock Account in the ratio that each Benefiting Participant's Compensation for the Allocation Period bears to the total Compensation of all Benefiting Participants for the Allocation Period; and (2) Company Stock allocated to a Participant's Company Stock Account will have a fair market value not less than the amount of cash dividends which would have been allocated to such Participant's Account for the Allocation Period.

(b)
Unallocated Company Stock Account. Any Company Stock which is acquired with an Exempt Loan and is in the Unallocated Company Stock Account will only be withdrawn and allocated to Participants' Accounts in accordance with the following provisions:

(1)
Method of Withdrawing Stock. For each Allocation Period during the duration of an Exempt Loan, the number of shares of Company Stock released from the Unallocated Company Stock Account will equal the number of shares held therein immediately before release for the current Allocation Period multiplied by a fraction, the numerator of which is the amount of principal and interest paid for the Allocation Period and the denominator of which is the sum of the numerator plus the principal and interest to be paid for all future Allocation Periods. The number of future Allocation Periods must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods. If the interest rate under the Exempt Loan is variable, the interest to be paid in future Allocation Periods must be computed by using the interest rate applicable as of the end of the Allocation Period.

(2)
Alternative Method of Withdrawing Stock. Notwithstanding subparagraph (1), the number of shares of Company Stock released from the Unallocated Company Stock Account may be determined in the same manner described in subparagraph (1) except that the number will be based solely on the amount of principal paid for the Allocation Period in relation to the sum of such amount plus the principal to be paid for all future Allocation Periods, provided that (1) the Exempt Loan must provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for 10 years; (2) interest in any payment is disregarded only to the extent it would be determined to be interest under standard loan amortization tables; and (3) the alternative described in this subparagraph is not applicable from the time that, by reason of a renewal, extension or refinancing, the sum of the expired duration of the Exempt Loan, the renewal period, the extension period, and the duration of a new Exempt Loan exceeds 10 years.

(3)
Method of Allocating Withdrawn Stock to Participants. The Plan must consistently allocate to each Participant's Account, in the same manner as Employer contributions under Section 3.1 are allocated, non-monetary units (shares and fractional shares of Company Stock) representing each Participant's interest in Company Stock withdrawn from the Unallocated Company Stock Suspense Account. However, Company Stock released from the Unallocated Company Stock Account with cash dividends under paragraph (a) will be allocated to each Benefiting Participant's Company Stock Account in the same proportion that each such Participant's number of shares of Company Stock sharing in such cash dividends bears to the total number of shares of all Benefiting Participants' Company Stock sharing in such cash dividends.

(4)
Allocation of Income. Income earned on Company Stock in the Unallocated Company Stock Account will be used, at the discretion of the Administrator, to repay the Exempt Loan used to purchase such Company Stock. Company Stock released from the Unallocated Company Stock Account with such income, and any income which is not so used, will be allocated on the annual Valuation Date in the same proportion that each Benefiting Participant's Compensation for the Plan Year bears to the total Compensation of all Benefiting Participants for the Plan Year.

(c)
Code §1042 Stock. Notwithstanding the foregoing to the contrary, any portion of the Plan's assets that are attributable to (or allocable in lieu of) Company Stock acquired by the Plan in a sale to which Code §1042 or §2057 applies will be allocated in accordance with the following provisions:

(1)
No Allocation Permitted to Certain Participants. No portion of any such assets may be allocated directly or indirectly under this Plan or any other qualified plan of the Employer (A) during the Non-Allocation Period for the benefit of any taxpayer who makes an election under Code §1042(a) with respect to Company Stock or any decedent if the executor of the estate of such decedent makes a qualified sale to which Code §2057 applies or for the benefit of any individual who is related to the taxpayer or the decedent within the meaning of Code §267(b); or (B) for the benefit of any other person who owns, after applying Code §318(a), more than 25% of any class of outstanding stock of the Employer or of any corporation which is a member of the same controlled group of corporations within the meaning of Code §409(l)(4) as the Employer; or the total value of any class of outstanding stock of the Employer. For purposes hereof, Code §318(a) will be applied without regard to the employee trust exception in Code §318(a)(2)(B)(i); and a person will be treated as failing to meet the stock ownership limitation set forth herein if such person fails such limitation at any time during the 1-year period ending on the date of sale of qualified securities to the Plan, or on the date as of which such qualified securities are allocated to Participants in the Plan.

(2)
Exception for Certain Lineal Descendants. The restrictions set forth in subparagraph (1) will not apply to any individual who is a lineal descendant of the taxpayer if the aggregate amount allocated to the benefit of all lineal descendants during the Non-Allocation Period does not exceed more than 5% of the Company Stock (or amounts allocated in lieu thereof) held by the Plan which are attributable to a sale to the Plan by any person related to such descendants within the meaning of Code §267(c)(4) in a transaction to which Code §1042 applied.

(3)
Non-Allocation Period. As used in this paragraph, the term Non-Allocation Period means the 10-year period beginning on the later of (1) the date of the sale of the qualified securities, or (2) the date of the Plan allocation attributable to the final payment of acquisition indebtedness incurred in connection with such sale.

(d)
Prohibited Allocation of Company Stock of an S Corporation. Notwithstanding any provision of this Plan to the contrary, no portion of the assets of the Plan attributable to (or allocable in lieu of) Company Stock issued by an S Corporation may, during a nonallocation year, be allocated directly or indirectly for the benefit of  any disqualified person under this Plan or under any other qualified plan of the Employer, subject to the following provisions:

(1)
Nonallocation Year. The term "nonallocation year" means any Plan Year in which (A) the Plan holds Company Stock of an S Corporation, and (B) "disqualified persons" own at least 50% of such Company Stock. In determining ownership under clause (B), the rules of Code §318(a) will apply, except that in applying Code §318(a)(1), the members of an individual's family will include members of the family described in subparagraph (4) below, and Code §318(a)(4) will not apply. In addition, notwithstanding the employee trust exception in Code §318(a)(2)(B)(i), an individual will be treated as owning deemed-owned shares of the individual, and solely for purposes of applying subparagraph (5) below, this subparagraph will be applied after the attribution rules of subparagraph (5) have been applied.

(2)
Disqualified Person. The term "disqualified person" means any person whose number of deemed-owned shares in the S Corporation is at least 10% of the deemed-owned shares in such corporation, or whose number of shares of deemed-owned shares in the S Corporation, when aggregated with the deemed-owned shares of his or her family members, is at least 20% of the number of deemed-owned shares of stock in the S Corporation. Any member of a disqualified person's family with deemed-owned shares will be treated as a disqualified person if not otherwise treated as a disqualified person under this subparagraph.

(3)
Deemed-Owned Shares. The term "deemed-owned shares" means, with respect to any person, (A) Company Stock of the S corporation which is allocated to such person under the Plan, and (B) the person's share of such Company Stock which is held by the Plan but is not allocated to Participants. A person's share of unallocated S Corporation Company Stock held by the Plan is the amount of such unallocated Company Stock which would be allocated to him or her if such unallocated Company Stock were allocated to all Participants in the same proportion as the most recent Company Stock allocation under the Plan.

(4)
Member of the Family. The term "member of the family" means, with respect to any individual, (A) the spouse of the individual; (B) an ancestor or lineal descendant of the individual or the individual's spouse; (C) a brother or sister of the individual or his or her spouse and any lineal descendant of the brother or sister; and (D) the spouse of any individual described in clause (B) or (C). However, a spouse who is legally separated from such individual under a decree of divorce or separate maintenance will not be treated as such individual's spouse.

(5)
Treatment of Synthetic Equity. For purposes of subparagraphs (1) and (2), in the case of a person who owns synthetic equity in the S corporation, except to the extent provided in regulations, the shares of stock in the corporation on which the synthetic equity is based will be treated as outstanding stock in the corporation and deemed-owned shares of such person if the treatment of synthetic equity of one or more such persons results in (A) the treatment of any person as a disqualified person, or (B) the treatment of any year as a nonallocation year. For purposes hereof, synthetic equity is treated as owned by a person in the same manner as stock is treated as owned by a person under Code §318(a)(2) and (3). If, without regard to this subparagraph, a person is treated as a disqualified person or a year is treated as a nonallocation year, this subparagraph will not be construed to result in the person or year not being so treated.

(6)
Synthetic Equity. The term "synthetic equity" means any stock option, warrant, restricted stock,  deferred issuance stock right, or similar interest or right that gives the holder the right to acquire or receive stock of the S corporation in the future. Except to the extent provided in regulations, synthetic equity also includes a stock appreciation right, phantom stock unit, or similar right to a future cash payment based on the value of such stock or appreciation in such value.

3.4
Allocation of Earnings and Losses. As of each Valuation Date, accounts which have not been distributed since the prior Valuation Date will have the net income of the Trust Fund earned since the prior Valuation Date allocated in accordance with any rules and procedures established by the Administrator, and applied in a uniform and nondiscriminatory manner; or accounts will be valued and adjusted as set forth below.

(a)
Definition of Net Income. The term "net income" means the net of any interest, dividends, unrealized appreciation and depreciation (other than the unrealized appreciation or depreciation of the Company Stock allocated to the Participants' Company Stock Accounts), capital gains and losses, and investment expenses of the Trust Fund as determined on each Valuation Date. Net income does not include (1) the interest paid under any installment contract for the purchase of Company Stock by the Plan or the interest paid on any loan used by the Plan to purchase Company Stock; or (2) income received by the Trust Fund with respect to Company Stock acquired with an Exempt Loan to the extent such income is used to repay the loan. All income received by the Trust Fund from Company Stock acquired with the proceeds of an Exempt Loan may, at the discretion of the Administrator, be used to repay such loan.

(b)
Allocations to Non-Segregated Other Investment Accounts. Other Investment Accounts which have not been segregated from the general Trust for investment will have net income allocated thereto in the ratio that the value of each non-segregated account bears to the total value of all non-segregated accounts on the Valuation Date. For purposes of this paragraph, the value of each such account on the Valuation Date will be determined before taking into account the allocation of any contributions that have occurred (or are deemed to have occurred) since the prior Valuation Date, and after taking into account 100% of any distributions and withdrawals that have occurred since the prior Valuation Date.

(c)
Segregated Accounts and Policy Dividends. Any accounts (other than Company Stock Accounts) which have been segregated from the general Trust Fund for investment, including any Directed Investment Accounts established under Section 7.4 and any other accounts (including Directed Investment Accounts) that are valued on a daily basis, will only have the net income earned thereon allocated thereto. Any insurance Policy dividends or credits will be allocated to the Participant's Account for whose benefit the Policy is held.

3.5
Allocation of Forfeitures. The Administrator may elect at any time to use all or any portion of the Forfeiture Account to pay administrative expenses incurred by the Plan. The portion of the Forfeiture Account which is not used to pay administrative expenses will be used first to restore Participants' Accounts pursuant to Section 5.7 and/or Section 5.13 and/or to satisfy any contributions that may be required pursuant to Section 2.5. Any portion of the Forfeiture Account which then remains will, subject to any rules and procedures established by the Administrator, be allocated to the Participant's Account of each Benefiting Participant in the ratio that each such Benefiting Participant's Compensation bears to the total Compensation of all such Benefiting Participants.

3.6
Top Heavy Minimum Allocation. In any Top Heavy Plan Year in which a Key Employee receives an allocation of Employer contributions or Forfeitures, each Employee who is described in paragraph (a) below will receive the Top Heavy Minimum Allocation, determined in accordance with the following provisions:

(a)
Participants Who Must Receive the Top Heavy Minimum Allocation. The Top Heavy Minimum Allocation, or such lesser amount as may be permitted under paragraph (b), will be made for each Participant who is a Non-Key Employee and who is employed by an Employer on the last day of the Plan Year, even if such Participant (1) fails to complete any minimum Hours of Service/Period of Service required to receive an allocation of Employer contributions or Forfeitures for the Plan Year; (2) fails to make Elective Deferrals to the Plan in the case of a 401(k) plan; (3) receives Compensation that is less than a stated amount; or (4) declines to make a mandatory employee contribution to the Plan. The Top Heavy Minimum Allocation is not required for a Participant whose participation is limited to a Rollover Contribution.

(b)
Lesser Allocation Permitted. If the amount of Employer contributions and Forfeitures allocated to the Participant's Account of each Key Employee for the Plan Year is less than 3% of his or her Compensation, and if this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code §401(a)(4) or §410, then the allocation made under this Section for each Participant who is described in paragraph (a) above must be equal to the largest percentage of Employer contributions and Forfeitures allocated to the Participant's Account of a Key Employee for that Plan Year (determined after taking into account elective contributions made by a Key Employee to a cash or deferred arrangement maintained by the Employer).

(c)
Participation in Multiple Defined Contribution Plans. If a Participant described in paragraph (a) who participates in this Plan and in one or more defined contribution plans that are included with this Plan in a Required Aggregation Group, and if the allocation of Employer contributions and Forfeitures in this Plan or any other such defined contribution plan is insufficient to satisfy the Top Heavy requirement with respect to such Participant, such requirement will nevertheless be deemed to be satisfied if the aggregate allocation of Employer contributions and Forfeitures made under this Plan and all other such plans on behalf of such Participant is sufficient to satisfy the Top Heavy requirement. If not, the Employer will make an additional contribution to this Plan and/or to one or more such plans on behalf of the Participant in order that the aggregate allocation of Employer contributions and Forfeitures to this Plan and all such plans satisfies the Top Heavy requirements.

(d)
Participation in Defined Benefit Plan and Defined Contribution Plan. Any Participant described in paragraph (a) who participates in this Plan and in a defined benefit plan included with this Plan in a Required Aggregation Group will, in lieu of the allocation under paragraph (a), receive an allocation under this Plan (or any other defined contribution plan sponsored by the Employer) which is equal to 5% of Compensation. Notwithstanding the foregoing, the Administrator may determine, in a uniform non-discriminatory manner which is intended to satisfy the requirements of Code §416(f) regarding the preclusion of required duplication and inappropriate omission of Top Heavy minimum benefits or contributions, that each such Participant will receive the minimum Top Heavy benefit required under Code §416 under the defined benefit plan in lieu of any such benefit under the terms of this Plan.

(e)
Contributions That Can Be Used to Satisfy Top Heavy Minimum. All Employer contributions to the Plan (other than Elective Deferrals made to a cash or deferred arrangement) will be taken into account in determining if the Employer has contributed an amount necessary to satisfy the requirements of this Section. In addition, the following Employer contributions made on a Participant's behalf to a cash or deferred arrangement may be taken into account in determining if the Top Heavy requirements are satisfied: Non-Safe Harbor Matching Contributions; Non-Safe Harbor Non-Elective Contributions; QNECs; ADP Safe Harbor Non-Elective Contributions; ADP Safe Harbor Matching Contributions; ACP Safe Harbor Matching Contributions; and any other contributions as may be permitted by law.

3.7
Failsafe Allocation. For any Plan Year in which the Plan fails to satisfy the average benefit percentage test under Code §410(b)(2) or the average benefits test under Regulation §1.401(a)(4) (or if the Administrator is unable to or elects not to perform such tests), no automatic "failsafe" is provided under the Plan. Rather, the Sponsoring Employer must timely execute an amendment to the Plan pursuant to Section 11.1(c) to insure that the Plan satisfies one of the tests under either Code §410(b)(1)(A) (in which the Plan initially fails to benefit at least 70% of NHCEs), or in Code §410(b)(1)(B) (in which the Plan initially fails to benefit a percentage of NHCEs that is at least 70% of the percentage of HCEs who benefit under the Plan).

3.8	Rollover Contributions. Such contributions are not permitted.

3.9	Voluntary Employee Contributions. Such contributions are not permitted

3.10	Deemed IRA Contributions. Such contributions are not permitted.

Article 4
Plan Benefits

4.1
Benefit Upon Normal (or Early) Retirement. Every Participant who has reached Normal (or Early) Retirement Age will be entitled upon subsequent termination of employment to receive his or her Vested Aggregate Account balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. Distribution will be made in accordance with Section 5.1.

4.2
Benefit Upon Late Retirement. A Participant who has reached Normal Retirement Age may elect to remain employed and retire at a later date. Such Participant will continue to participate in the Plan and his or her Participant's Account will continue to receive allocations under Article 3. Upon actual retirement, the Participant will be entitled to his or her Vested Aggregate Account balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. Distribution will be made in accordance with Section 5.1.

4.3
Benefit Upon Death. Upon the death of a Participant prior to termination of employment, or upon the death of a Terminated Participant prior to distribution of his or her Vested Aggregate Account, his or her Beneficiary will be entitled to the Participant's Vested Aggregate Account balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. If any Beneficiary who is living on the date of the Participant's death dies prior to receiving his or her entire death benefit, the portion of such death benefit will be paid in a lump sum to the estate of such deceased Beneficiary. The Administrator's determination that a Participant has died and that a particular person has a right to receive a death benefit will be final. Distribution will be made in accordance with Section 5.2.

4.4
Benefit Upon Disability. If a Participant suffers a Disability prior to termination of employment, or if a Terminated Participant suffers a Disability prior to distribution of his or her Vested Aggregate Account balance, he or she will be entitled to his or her Vested Aggregate Account balance determined as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. Distribution will be  made in accordance with Section 5.3.

4.5
Benefit Upon Termination of Employment. A Terminated Participant will be entitled to his or her Vested Aggregate Account balance as of the most recent Valuation Date coinciding with or immediately preceding the date of distribution. Distribution to a Terminated Participant who does not die prior to distribution or who does not suffer a Disability prior to distribution will be made under Section 5.4.

4.6	Determination of Vested Interest. A Participant's Vested Interest in his or her Participant's Account will be determined in accordance with the following provisions:

(a)
Vesting Upon Retirement, Death or Disability. A Participant will have a 100% Vested Interest in his or her Participant's Account upon reaching Normal Retirement Age prior to termination of employment. A Participant will also have a 100% Vested Interest therein upon his or her retirement at Early Retirement; upon his or her Disability prior to termination of employment; and upon his or her death prior to termination of employment.

(b)
Vesting of Employer Contributions. A Participant's Vested Interest in his or her Participant's Account will be determined by the vesting schedule following this paragraph. A Participant's Vested Interest under this paragraph will be based on the Participant's completed Years of Service with the Employer. All such Years of Service will be counted in determining a Participant's Vested Interest under this paragraph except for those that are credited prior to the date a Participant reaches Age 18.

1 Year of Service	0% Vested
2 Years of Service	25% Vested
3 Years of Service	50% Vested
4 Years of Service	75% Vested
5 Years of Service	100% Vested

(c)
Amendments to the Vesting Schedule. No amendment to the Plan may directly or indirectly reduce a Participant's Vested Interest in his or her Participant's Account. If the Plan is amended in any way that directly or indirectly affects the computation of a Participant's Vested Interest in his or her Participant's Account, or the Plan is deemed amended by an automatic change to or from a Top Heavy Vesting schedule, then the following provisions will apply:

(1)
Participant Election. Any Participant with at least three Years of Service may, by filing a written request with the Administrator, elect to have the Vested Interest in his or her Participant's Account computed by the Vesting schedule in effect prior to the amendment. A Participant who fails to make an election will have the Vested Interest computed under the new schedule. The period in which the election may be made will begin on the date the amendment is adopted or is deemed to be made and will end on the latest of (1) 60 days after the amendment is adopted; (2) 60 days after the amendment becomes effective; or (3) 60 days after the Participant is issued written notice of the amendment by the Employer or Administrator.

(2)
Preservation of Vested Interest. Notwithstanding the foregoing to the contrary, if the vesting schedule is amended, then in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the Vested Interest in his or her Participant's Account determined as of such date will not be less than his or her Vested Interest computed under the Plan without regard to such amendment.

Article 5
Distribution of Benefits

5.1
Distribution of Benefit Upon Retirement. Unless a cash-out occurs under Section 5.5, the retirement benefit a Participant is entitled to receive under Section 4.1 or 4.2 will be distributed in the following manner:

(a)	Form of Distribution. A Participant's benefit will be distributed in one lump sum payment.

(b)
Time of Distribution. Distribution will be made under this Section within a reasonable time after the Participant's actual retirement at Normal (or Early) Retirement Date, but distribution must begin no later than the Required Beginning Date.

5.2
Distribution of Benefit Upon Death. Unless a cash-out occurs under Section 5.5, the benefit a deceased Participant's Beneficiary is entitled to receive under Section 4.3 will be distributed in the following manner:

(a)
Surviving Spouse. If a Participant is married on the date of his or her death, the Participant's surviving Spouse will be entitled to receive a death benefit determined in accordance with the following:

(1)
Form of Distribution. Notwithstanding any other Beneficiary designation by a Participant, if a Participant is married on the date of death, the surviving Spouse will be entitled to receive 100% of the Participant's death benefit unless the surviving Spouse has waived that right under Section 5.8. The benefit will be distributed in one lump sum payment

(2)
Time of Distribution. The surviving Spouse may elect to (1) have any death benefit to which he or she is entitled distributed within a reasonable time after the death of the Participant; or (2) defer distribution of the death benefit, but distribution may not be deferred beyond December 31st of the calendar year in which the deceased Participant would have attained Age 70½. If the surviving Spouse dies before distribution begins, then distribution will be made as if the surviving Spouse were the Participant. Distribution will be considered as having commenced when the deceased Participant would have reached Age 70½ even if payments have been made to the surviving Spouse before that date.

(b)
Non-Spouse Beneficiary. Any death benefit a non-Spouse Beneficiary is entitled to receive will be distributed in one lump sum payment. Distribution to a non-Spouse Beneficiary will be made within a reasonable time after the death of the Participant, but distribution must be made by December 31st of the calendar year which contains the 5th anniversary of the date of the Participant's death.

(c)
Distribution If the Participant or Other Payee Is In Pay Status. If a Participant or Beneficiary who has begun receiving distribution of a benefit dies before the entire benefit is distributed, the balance will be distributed to the Participant's Beneficiary (or Beneficiary's beneficiary) at least as rapidly as under the method of distribution being used on the date of the Participant's or Beneficiary's death.

(d)
Payments to a Beneficiary. In the absence of a Beneficiary designation or other directive from the deceased Participant to the contrary, any Beneficiary may name his or her own Beneficiary to receive any benefits payable in the event of the Beneficiary's death prior to receiving the entire death benefit to which the Beneficiary is entitled; and if a Beneficiary has not named his or her own Beneficiary, the Beneficiary's estate will be the Beneficiary. If any benefit is payable under this paragraph to a Beneficiary of the deceased Participant's Beneficiary or to the estate of the deceased Participant's Beneficiary, or to any other Beneficiary or the estate thereof, subject to the limitations regarding the latest dates for benefit payment in paragraphs (a) and (c) above, the Administrator may (1) continue to pay the remaining value of such benefits in the amount and form already commenced, or pay such benefits in any other manner permitted under the Plan for a Participant or Beneficiary, and (2) if payments have not already commenced, pay such benefits in any other manner permitted under the Plan. Distribution to the Beneficiary of a Beneficiary must begin no later than the date distribution would have been made to the Participant's Beneficiary. The Administrator's determination under this paragraph will be final and will be applied in a non-discriminatory manner that does not discriminate in favor of Highly Compensated Employees.

5.3
Distribution of Benefit Upon Disability. Unless a cash-out occurs under Section 5.5, the Disability benefit a Participant is entitled to receive under Section 4.4 will be distributed in the following manner:

(a)	Form of Distribution. A Participant's benefit will be distributed in one lump sum payment.

(b)	Time of Distribution. Distribution will be made under this Section on the date distribution is to be made to a Terminated Participant under Section 5.4.

5.4
Distribution of Benefit Upon Termination of Employment. Unless a cash-out occurs under Section 5.5 or a prior distribution has been under Section 5.2 or 5.3, the benefit a Terminated Participant is entitled to receive under Section 4.5 will be distributed in the following manner:

(a)	Form of Distribution. A Participant's benefit will be distributed in one lump sum payment.

(b)
Time of Distribution. Distribution will be made under this Section within an administratively reasonable time after the last day of the Plan Year in which termination of  employment occurs, but in no event later than the earlier to occur of (1) the date the Terminated Participant reaches the Normal (or Early) Retirement Date, or (2) the Required Beginning Date. Notwithstanding the foregoing, if a Terminated Participant is not reemployed by the Employer at the end of the 5th Plan Year following the Plan Year of his or her termination of employment, distribution of his or her Company Stock Account must begin not later than 1 year after the close of the 5th Plan Year following the Plan Year in which the Participant incurs such termination of employment; but if a Terminated Participant is reemployed by the Employer as of the last day of the 5th Plan Year following the Plan Year of such termination of employment, distribution of his or her Company Stock Account will be postponed until the Participant is otherwise entitled to a distribution under the Plan.

5.5
Mandatory Cash-Out of Benefits. Effective March 28, 2005, the Vested Aggregate Account of a terminated Participant who is entitled to a distribution and who satisfies the requirements of this Section will be distributed without the Participant's consent in accordance with the following:

(a)
Cashout Threshold. The Administrator can only make a distribution under this Section if a Participant's Vested Aggregate Account on the date of distribution does not exceed $1,000 (including the Participant's Rollover Account) (such amount hereafter referred to as the "Cashout Threshold"). If a Participant would have received a distribution under the preceding sentence but for the fact that the Participant's Vested Aggregate Account exceeded the Cashout Threshold when the Participant terminated employment, and if at a later time the Participant's Vested Aggregate Account is reduced to an amount not greater than the Cash-out Threshold in effect at that later time, then the Administrator will distribute such amount or remaining amount in a lump sum without the Participant’s consent. Any portion of the Participant's Account which is not Vested will be treated as a Forfeiture.

(b)
Time and Form of Distribution. Any distribution under this Section will be made as soon as administratively feasible after the Participant terminates employment (or, if applicable, as soon as administratively feasible after a terminated Participant's Vested Aggregate Account no longer exceeds the Cash-out Threshold). Distribution will, at the election of the Participant, be made in the form of a lump sum cash payment or as a direct rollover under Section 5.14. If the Participant fails to make a timely election, distribution will made in the form of a lump sum cash payment not less than 30 days and not more than 90 days (or such other time as permitted by law) after the Code §402(f) notice is provided to the Participant.

(c)
Deemed Distributions. If a Participant's Vested Interest in his or her Participant's Account is zero on the date the Participant terminates employment, the Participant will be deemed to have received a distribution of such Vested Interest on the date of termination.

5.6
Restrictions on Immediate Distributions. If a Participant's Vested Aggregate Account balance exceeds the amount set forth in paragraph (a) of this Section and is immediately distributable, such account can only be distributed in accordance with the following provisions:

(a)
General Rule. If a Participant's Vested Aggregate Account balance (determined before taking into account the Participant's Voluntary Employee Contributions Account and Rollover Account) exceeds $5,000, or if there are remaining payments to be made with respect to a particular distribution option that previously commenced, and if such amount is immediately distributable the Participant the Participant's Spouse (or where either the Participant or Spouse has died, the survivor)), must consent to any distribution of such amount. Any portion of the Participant's Account which is not Vested will be treated as a Forfeiture. If less than the entire Vested Aggregate Account is distributed, the part of the non-Vested portion that will be treated as a Forfeiture is the total non-Vested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer contributions and the denominator of which is the total value of the Participant's Vested Account.

(b)
Definition of Immediately Distributable. A Participant's benefit is immediately distributable if any part could be distributed to the Participant (or the Participant's surviving Spouse) before the Participant reaches (or would have reached if not deceased) the later of Normal Retirement Age or Age 62.

(c)
Consent Requirement. The consent of the Participant to any benefit that is immediately distributable must be obtained in writing within the 90-day period ending on the Annuity Starting Date. The Participant is not required to consent to a distribution that is required by Code §401(a)(9) or §415.

(d)
Notification Requirement. The Administrator must notify the Participant of the right to defer  any distribution until it is no longer immediately distributable. Notification will include a general explanation of the material features and relative values of the optional forms of benefit available in a manner that would satisfy the notice requirements of Code §417(a)(3); and will be provided no less than 30 days or more than 90 days prior to the Annuity Starting Date. However, distribution of a Participant's benefit may begin less than 30 days after the such notice is given if (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving notice to consider the decision of whether or not to elect a distribution; (2) the Participant, after receiving the notice, affirmatively elects a distribution or a particular distribution option.

(e)
Consent Not Needed on Plan Termination. If upon Plan termination neither the Employer nor an Affiliated Employer maintains another defined contribution plan other than an employee stock ownership plan (ESOP) as defined in Code §4975(e)(7), the Participant's benefit will, without the Participant's consent, be distributed to the Participant. If the Employer or an Affiliated Employer maintains another defined contribution plan other than an ESOP, the Participant's benefit will, without the Participant's consent, be transferred to the other plan if the Participant does not consent to an immediate distribution under this Section.

5.7
Accounts of Rehired Participants. If a Participant who does not have a 100% Vested Interest in his or her Participant's Account terminates employment with the Employer and receives (or is deemed to have received) a distribution of such Vested Interest from the Plan, then upon subsequent reemployment with the Employer, his or her Participant's Account will be administered in accordance with the following:

(a)
Reemployment of a Participant After 5 Consecutive Breaks in Service. If the Participant is reemployed by the Employer after incurring five consecutive Breaks in Service, that portion, if any, of his or her Participant's Account which was (or was deemed to be) a Forfeiture will be permanently forfeited under the terms of this Plan.

(b)
Reemployment of a Non-Vested Participant Before 5 Consecutive Breaks in Service. If the Participant is reemployed by the Employer before incurring five consecutive Breaks in Service, and if upon the prior termination of employment the Participant's Vested Interest in his or her Participant's Account was zero and such Participant was deemed to have received a distribution of such Vested Interest before the date on which he or she would have incurred five consecutive Breaks in Service, then such Participant's Account balance attributable to Employer contributions will upon such reemployment be restored to the amount on the date of the deemed distribution.

(c)
Reemployment of a Vested Participant Before 5 Consecutive Breaks in Service. If the Participant is reemployed by the Employer before incurring five consecutive Breaks in Service, and if upon the prior termination of employment the Participant had a Vested Interest in his or her Participant's Account but such Vested Interest was less than a 100% Vested Interest, then the following will apply:

(1)
If No Forfeiture Has Occurred. If the portion of the Participant's Account that was not Vested has not been forfeited, a separate account will be established at the time of distribution, and at any relevant time the Participant's Vested Interest in the separate account will be an amount ("X") determined by the formula X = P (AB + (R x D)) - R x D). In applying the formula, "P" is the Vested Interest at the relevant time, "AB" is the respective account balance at the relevant time, "D" is the amount of the distribution, and "R" is the ratio of the respective account balance at the relevant time to the respective account balance after  the distribution.

(2)
If Forfeiture Has Occurred. If the portion of the Participant's Account which was not Vested has been forfeited, such Participant's Account balance will be restored to the amount on the date of distribution, either (1) by the Participant repaying the full amount of the distribution that was attributable to Employer contributions if repayment is made before the earlier of five years after the first date on which the Participant is subsequently reemployed by the Employer or the date on which the Participant incurs five consecutive Breaks in Service (or Periods of Severance) following the date of distribution; or (2) by first using Forfeitures for such Plan Year to restore the Account and, if Forfeitures are insufficient to restore the Account, by the Employer making a special contribution to the Plan to the extent necessary to restore such Account.

5.8
Spousal Consent Requirements. A surviving Spouse's election not to receive a death benefit under Section 5.2 will not be effective unless (1) the election is in writing; (2) the election designates a specific Beneficiary or form of benefit that cannot be changed without spousal consent (or the Spouse's consent expressly permits designations by the Participant without any requirement of further spousal consent); and (3) the Spouse's consent acknowledges the effect of the election and is witnessed by the Administrator or a notary public.

5.9
Application of Code §401(a)(9). All distributions will be determined and made in accordance with the final and temporary Regulations issued by the Internal Revenue Service under Code §401(a)(9) on April 17, 2002. Pursuant to those Regulations, all distributions will be determined in accordance with the following:

(a)
General Rules. All distributions under this section will be made in accordance with these general rules: (1) the requirements of this section will take precedence over any inconsistent Plan provisions and any prior Plan amendments; (2) all distributions required under this section will be determined and made in accordance with Regulations promulgated by the Internal Revenue Service under Code §401(a)(9); and (3) notwithstanding the other provisions of this section to the contrary, distributions may be made under a designation made before January 1, 1984 in accordance with §242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate thereto.

(b)
Time and Manner of Distribution. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date, subject to the following provisions regarding the time and manner of distribution:

(1)	Death Before Distributions Begin. If the Participant dies before distribution begins, his or her entire interest will be distributed (or begin to be distributed) not later than as follows:

(A)
The Surviving Spouse Is the Sole Designated Beneficiary. If the Participant's surviving Spouse is the sole designated Beneficiary, then subject to subparagraph (D), distributions to the surviving Spouse will begin by (1) December 31 of the calendar year immediately following the calendar year in which the Participant died, or (2) December 31 of the calendar year in which the Participant would have attained age 70½, if later. If the surviving Spouse subsequently dies before distributions to the surviving Spouse begin under this subparagraph, this entire paragraph (b), other than the preceding clause of this subparagraph (A), will apply as if the surviving Spouse were the Participant.

(B)
The Surviving Spouse Is Not the Sole Designated Beneficiary. If the Participant's surviving Spouse is not the sole designated Beneficiary, then subject to subparagraph (D) below, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)
There Is No Designated Beneficiary. If there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(D)
Alternative Distribution Date. If the Participant dies before distributions begin and there is a designated Beneficiary, distribution to the designated Beneficiary is not required to begin by the date specified in subparagraphs (A) and (B) above provided the Participant's entire interest in the Plan is distributed to the designated Beneficiary by December 31st of the calendar year containing the fifth anniversary of the Participant's death. In addition, a designated Beneficiary who is receiving payments under this five year rule may make a new election to receive payments under the Life Expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the Life Expectancy rule for all Distribution Calendar Years before 2004 are distributed by the earlier of December 31, 2003 or the end of the five year period.

(2)
Date Distributions Are Deemed To Begin. For purposes of this paragraph (b) and paragraph (d), unless subparagraph (1)(A)(ii) above applies, distributions are considered to begin on the Participant's Required Beginning Date. If subparagraph (1)(A)(ii) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under subparagraph (1)(A)(I) above. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's surviving Spouse before the date distributions are required to begin to the surviving Spouse under subparagraph (1)(A)(I)), the date distributions are considered to begin is the date distributions actually commence.

(3)
Forms of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with this paragraph and paragraph (c). If a Participant's interest is distributed as an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code §401(a)(9) and the Internal Revenue Service Regulations.

(c)	Required Minimum Distributions During the Participant's Lifetime. The amount of a required minimum distribution during a Participant's lifetime will be determined as follows:

(1)
Amount of Required Distribution for Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed each Distribution Calendar Year is the lesser of (1) the quotient obtained by dividing the Participant's Account Balance by the distribution period in the Uniform Lifetime Table in §1.401(a)(9)-9 of the IRS Regulations, using the Participant's age as of his or her birthday in the Distribution Calendar Year; or (2) if the Participant's sole designated Beneficiary for the Distribution Calendar Year is the Participant's Spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table in §1.401(a)(9)-9 of the IRS Regulations, using the Participant's and Spouse's attained ages as of the Participant's and Spouse's birthdays in the Distribution Calendar Year.

(2)
Lifetime Required Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this paragraph (c) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant's date of death.

(d)
Required Minimum Distributions After the Participant's Death If Death Occurs On or After the Date Distribution Begins. The amount of a required minimum distribution if a Participant dies on or after the date distribution begins will be determined as follows:

(1)
Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the designated Beneficiary, determined as follows: (1) the Participant's remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year; (2) if the Participant's surviving Spouse is the sole designated Beneficiary, the remaining Life Expectancy of the Spouse is calculated for each Distribution Calendar Year after the year of the Participant's death using the surviving Spouse's age as of the Spouse's birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse's death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse's birthday in the calendar year of the Spouse's death, reduced by one for each subsequent calendar year; and (3) if the Participant's surviving Spouse is not the Participant's sole designated Beneficiary, the designated Beneficiary's remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(2)
No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the Participant's remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one each subsequent year.

(e)
Required Minimum Distributions After the Participant's Death If Death Occurs Before the Date Distribution Begins. The amount of a required minimum distribution if a Participant dies before the date distribution begins will be determined as follows:

(1)
Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the remaining Life Expectancy of the Participant's designated Beneficiary, as determined under paragraph (d).

(2)
No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(3)
Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving Spouse is the Participant's sole designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under paragraph (b)(1)(A)(1) above, then this paragraph (e) will apply as if the surviving Spouse were the Participant.

(f)	Definitions. In applying the terms of this section, the following definitions will apply:

(1)
Designated Beneficiary. "Beneficiary" means the Beneficiary designated by the Participant is the designated Beneficiary under Code §401(a)(9) and §1.401(a)(9)-1, Q&A-4 of the Internal Revenue Service Regulations.

(2)
Distribution Calendar Year. "Distribution Calendar Year" means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year containing the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under paragraph (b). The required minimum distribution for the Participant's first Distribution Calendar Year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for any other Distribution Calendar Year, including the required minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(3)	Life Expectancy. "Life Expectancy" means life expectancy as computed by use of the Single Life Table in IRS Regulation §1.401(a)(9)-9.

(4)
Participant's Account Balance. "Participant's Account Balance" means the Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

5.10
Statutory Commencement of Benefits. Unless the Participant otherwise elects, distribution of a Participant's benefit must begin no later than the 60th day after the latest of the close of the Plan Year in which the Participant (1) reaches the earlier of Age 65 or Normal Retirement Age; (2) reaches the 10th anniversary of the year he or she began Plan participation; or (3) terminates service with the Employer. However, the failure of a Participant to consent to a distribution while a benefit is immediately distributable within the meaning of Section 5.6(b) will be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section. In addition, if this Plan provides for early retirement, a Participant who satisfied the service requirement (if any) set forth in the definition of Early Retirement Age in Section 1.21 prior to termination of employment will be entitled to receive his or her Vested Aggregate Account balance (if any) upon satisfaction of the age requirement (if any) set forth in the definition of Early Retirement Age.

5.11
Earnings Before Benefit Distribution. As of the Valuation Date coinciding with or next following the date a Participant terminates employment with the Employer for any reason, the Administrator will, until a distribution is made to the Participant or the Participant's Beneficiary in accordance with Sections 5.1, 5.2, 5.3, 5.4 or 5.5, direct the Trustee in a uniform nondiscriminatory manner to either (1) invest the Participant's Vested Aggregate Account balance determined as of such Valuation Date in a separate interest bearing account; or (2) leave the Participant's Vested Aggregate Account balance as part of the general Trust Fund, in which case such account will either (A) share in the allocation of net earnings and losses under Section 3.4, or (B) be granted interest at a rate consistent with the interest bearing investments of the Trust Fund.

5.12
Distribution in the Event of Legal Incapacity. If any person entitled to benefits (the "Payee") suffers from a Disability or is under any legal incapacity, payments may be made in one or more of the following ways as directed by the Administrator: (1) to the Payee directly; (2) to the guardian or legal representative of the Payee's person or estate; (3) to a relative of the Payee, to be expended for the Payee's benefit; or (4) to the custodian of the Payee under any Uniform Transfers to Minors Act or Uniform Gifts to Minors Act. The Administrator's determination of minority or incapacity will be final.

5.13
Missing Payees and Unclaimed Benefits. With respect to a Participant or Beneficiary who has not claimed any benefit (the "missing payee") to which such missing payee is entitled, and with respect to any Participant or Beneficiary who has not satisfied the administrative requirements for benefit payment, the Administrator may elect to either (1) to segregate the benefit into an interest bearing account, in which event an annual maintenance fee as may be set from time to time in a written administrative policy established by the Sponsoring Employer may be assessed against the segregated account; (2) subject to a written administrative policy established by the Administrator, distribute the benefit at any time in any manner which is sanctioned by the Internal Revenue Service and/or the Department of Labor; or (3) treat the entire benefit as a Forfeiture. If a missing payee whose benefit has been forfeited is located, or if a payee whose benefit has been forfeited for failure to satisfy the administrative requirements for benefit payment subsequently satisfies such administrative requirements and claims his or her benefit, and if the Plan has not terminated (or if the Plan has terminated, all benefits have not yet been paid), then the benefit will be restored. The Administrator, on a case by case basis, may elect to restore the benefit by the use of earnings from non-segregated assets of the Fund, by Employer contributions, or by any combination thereof. However, if any such payee has not been located (or satisfied the administrative requirements for benefit payment) by the time the Plan terminates and all benefits have been distributed from the Plan, the Forfeiture of such unpaid benefit will be irrevocable.

5.14
Direct Rollovers. A distributee may elect to have all or any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover, which is a payment by the Plan to the eligible retirement plan specified by the distributee.

(a)
Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; (2) any distribution to the extent such distribution is required under Code §401(a)(9); (3) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities); (4) the portion of any distribution which is attributable to a hardship distribution; and (5) any other distribution that is reasonably expected to total less than $200 during a year.

(b)
Treatment of Distributions That Include Voluntary Employee Contributions. For purposes of paragraph (a) (and for only for Plan Years beginning on or after January 1, 2002), an eligible rollover distribution may include Voluntary Employee Contributions that are not includible in gross income; but the portion of an eligible rollover distribution that is attributable to Voluntary Employee Contributions can be paid only to an individual retirement account or annuity described in Code §408(a) or (b), or to a qualified defined contribution plan described in Code §401(a) or §403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible. Furthermore, in accordance with the Job Creation and Worker Assistance Act of 2002, when a distribution includes Voluntary Employee Contributions that are not includible in gross income, the amount that is rolled over will first be attributed to amounts includible in gross income.

(c)
Treatment of Distributions That Include Roth Elective Deferrals. For purposes of paragraph (a), an eligible rollover distribution may include Roth Elective Deferrals that are not includible in gross income; but the portion of an eligible rollover distribution that is attributable to Roth Elective Deferrals can be paid only to an individual retirement account or annuity described in Code §408(a) or (b), or to a qualified defined contribution plan described in Code §401(a) or §403(a) that separately accounts for Roth Elective Deferrals. The Plan will not provide for a direct rollover (including an automatic rollover) for distributions from a Participant's Roth Elective Deferral Account if the amount of the eligible rollover distributions are reasonably expected to total less than $200 during a year (determined without taking into account distributions from a Participant's Roth Elective Deferral Account).

(d)
Eligible Retirement Plan. For Plan Years beginning on or after January 1, 2002, an eligible retirement plan is one of the following that accepts an eligible rollover distribution: (1) an individual retirement account described in Code §408(a); (2) an individual retirement annuity described in Code §408(b); (3) an annuity plan described in Code §403(a); (4) an annuity contract described in Code §403(b); (5) a qualified trust described in Code §401(a); or (6) a plan under Code §457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred thereto from this Plan.

(e)
Definition of Distributee. A distributee includes an Employee or former Employee. In addition, an Employee's or former Employee's surviving Spouse and an Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order as defined in Code §414(p), are distributees with regard to the interest of the Spouse or former Spouse.

5.15	Form of Distribution. All distributions made under the other provisions of this Article 5 will be in the form of cash or Company Stock, or both, subject to the following provisions:

(a)
Participant May Demand Company Stock. Prior to making a distribution, the Administrator will advise a Participant or Beneficiary in writing of his or her right to demand that benefits be distributed solely in Company Stock. If the Participant or Beneficiary fails to make such demand in writing within 90 days after receipt of such written notice, the Participant's Vested Aggregate Account will be distributed in the form of Company Stock to the extent it is allocated to the Participant's Company Stock Account, and the balance, if any, of the Vested Aggregate Account will be distributed in cash.

(b)
Stock Must Be Distributed In Whole Shares. If a Participant or Beneficiary demands that benefits be distributed solely in Company Stock, distribution will be made entirely in whole shares of Company Stock. Any balance in a Participant's Account not attributable to Company Stock will be applied by the Trustee to acquire for distribution the maximum number of whole shares of Company Stock at the then fair market value. Any unexpended balance in the Participant's Account will be distributed in cash. If the Trustee is unable to purchase the Company Stock required for the distribution, the Trustee will make distribution in cash within one year after the date the distribution was to have been made, except in the case of a retirement distribution which must be made within 60 days after the close of the Plan Year in which retirement occurs.

(c)
Restrictions on Distributed Stock. Except as provided herein, distributed Company Stock may be restricted as to sale or transfer by the by-laws or articles of incorporation of the Employer if the restrictions are applicable to all Company Stock of the same class. If a Participant is required to offer the sale of his or her Company Stock to the Employer before offering it to a third party, the Employer may not pay a price less than that offered to the distributee by another potential buyer making a bona fide offer, and the Trustee may not pay a price less than the fair market value of the Company Stock.

(d)
Multiple Classes of Company Stock Acquired With Exempt Loan. If Company Stock which was acquired with an Exempt Loan and which is available for distribution consists of more than one class of stock, a Participant's or Beneficiary's distribution must receive substantially the same proportion of each such class of such stock.

5.16
Cash Dividends on Company Stock. At the discretion of the Administrator, cash dividends received on Company Stock allocated to Participants' Company Stock Accounts may be distributed currently (or within 90 days after the end of the Plan Year in which such dividends are paid to the Plan) in cash to such Participants on a nondiscriminatory basis. Any such distribution of cash dividends will be limited to Participants who are still Employees, and will be further limited to dividends on shares of Company Stock in which each such Participant has a Vested Interest.

5.17
Right of First Refusal. If Company Stock that is not readily tradeable on an established securities market is distributed to a Participant, then except as otherwise provided in this Section, if any Participant, Beneficiary, or any other person to whom Company Stock is distributed (all such persons hereafter called the Selling Participant) at any time desires to sell some or all of such shares (such shares hereafter called the Offered Shares) to a third party (such third party hereafter called the Third Party), then the Selling Participant must give written notice of such desire to the Employer and the Administrator, subject to the following provisions:

(a)
Requirements of Written Notice. The written notice required to be given hereunder must contain the number of shares offered for sale, the proposed terms of the sale, and the names and addresses of both the Selling Participant and the Third Party.

(b)
Trust Fund and Employer. Both the Plan and Employer will have the right of first refusal for a period of 14 days from the date the Selling Participant gives written notice to the Employer and Administrator (such 14 day period to run concurrently against the Plan and the Employer) to acquire the Offered Shares. As between the Plan and Employer, the Plan has priority to acquire the shares pursuant to the right of first refusal. The selling price and terms will be the same as offered by the Third Party.

(c)
Third Parties. If the Plan and the Employer do not exercise their respective rights of first refusal within the required 14 day period provided above, the Selling Participant will have the right, at any time following the expiration of such 14 day period, to dispose of the Offered Shares to the Third Party, provided, however, that no disposition will be made to the Third Party on terms more favorable to the Third Party than those set forth in the written notice delivered by the Selling Participant. If a Third Party is offered terms more favorable than those set forth in the written notice delivered to the Plan and the Employer, then the Offered Shares will again be subject to the right of first refusal.

(d)
Time of Closing. The closing pursuant to the exercise of the right of first refusal will take place at such place as is agreed upon between the Administrator and the Selling Participant, but not later than 10 days after the Employer or the Plan has notified the Selling Participant of the exercise of the right of first refusal. At closing, the Selling Participant will deliver certificates representing the Offered Shares duly endorsed in blank for transfer, or with stock powers attached duly executed in blank with all required transfer tax stamps attached or provided for, and the Employer or the Trustee will deliver the purchase price, or an appropriate portion thereof, to the Selling Participant.

(e)
Stock Acquired With an Exempt Loan. Notwithstanding the foregoing, Company Stock acquired with an Exempt Loan will be subject to a right of first refusal only for so long as such stock is not publicly traded on an established securities market. The selling price and other terms under the right of first refusal must not be less favorable to the seller than the greater of (1) the value of the Company Stock as determined under regulation §54.4975-11(d)(5), or (2) the purchase price of the Company Stock and other terms offered by a buyer (other than the Employer or the Plan) making a good faith offer to purchase such stock. The right of first refusal must lapse no later than 14 days after the Selling Participant gives written notice to the Administrator and Employer that an offer from a Third Party has been received for the Offered Shares. The right of first refusal will comply with paragraphs (a) through (c) above, except to the extent they conflict with this paragraph.

5.18
Put Option. If Company Stock that is not readily tradeable on an established securities market is distributed to a Participant, he or she will have a right to require the Employer to repurchase such Company Stock under a fair valuation formula, subject to the following provisions:

(a)
Stock Acquired With an Exempt Loan. Company Stock acquired with an Exempt Loan will be subject to a put option if (1) such stock is not readily tradeable as set forth above, or (2) if such stock is subject to a trading limitation when distributed. For purposes of this Section, a trading limitation is a restriction under any federal or state securities law, or an agreement, not prohibited by this Section, which would make such stock not as freely tradeable as stock not subject to such restriction.

(b)
Conditions of Exercise. The put option may only be exercised by a Participant, by the Participant's donees, or by a person (including an estate or its distributee) to whom the Company Stock passes upon a Participant's death. The put option must permit a Participant to put the Company Stock to the Employer. Under no circumstances may the put option bind the Plan, but it must grant the Plan an option to assume the rights and obligations of the Employer at the time the put option is exercised. If it is known at the time a loan is made that federal or state law will be violated by the Employer's honoring such put option, the put option must permit the Company Stock to be put, in a manner consistent with law, to a third party (for example, an affiliate of the Employer or a shareholder other than the Plan) that has substantial net worth at the time the Exempt Loan is made and whose net worth is reasonably expected to remain substantial.

(c)
Duration of Put Option. The put option will begin as of the day following the date the Company Stock is distributed and end 60 days thereafter. If not exercised within the 60-day period, an additional 60 day-period will begin on the first day after the new determination of the value of the Company Stock by the Trustee in the following Plan Year. With respect to Company Stock that is publicly traded without restrictions when distributed but ceases, after distribution, to be so traded within either of the 60-day periods described above, the Employer must notify each holder thereof in writing on or before the 10th day after the date the stock ceases to be so traded that for the remainder of the applicable 60-day period the stock is subject to the put option. The notice must inform distributees of the terms of the put option that they are to hold, and the terms must satisfy the requirements of this Section.  The period during which a put option is exercisable does not include any time when a distributee is unable to exercise it because the party bound by the option is prohibited from honoring it by federal or state law.

(d)
Manner of Exercise. The put option will be exercised by the holder notifying the Employer in writing that the put option is being exercised. The notice will state the name and address of the holder and the number of shares to be sold.

(e)
Terms of Payment. The price at which a put option must be exercised is the value of the Company Stock determined by an independent appraiser as of the Valuation Date coinciding with or immediately preceding the date of distribution. Payment must be reasonable. The deferral of payment is reasonable if adequate security and reasonable interest are provided for any credit extended and if the cumulative payments at any time are not less than the aggregate of reasonable periodic payments as of such time.  Periodic payments are reasonable if annual installments, beginning 30 days after the date the put option is exercised, are substantially equal. The payment period may generally not be more than 5 years after the date the put option is exercised, but it may be extended to a date no later than the earlier of 10 years from the date the put option is exercised or the date the proceeds of the loan used by the Plan to acquire the Company Stock subject to the put option are entirely repaid.

(f)
Payment Restrictions. Payment under a put option cannot be restricted by the provisions of a loan or any other arrangement, including the terms of the Employer's articles of incorporation or bylaws, unless so required under applicable state law. An arrangement involving the Plan that creates a put option cannot provide for the issuance of put options other than provided for under this Section. The Plan cannot otherwise obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

(g)
Payment Requirements for Total Distributions. Notwithstanding the foregoing, and with respect to Company Stock which is not readily tradeable and which is acquired after December 31, 1986, if a distribution of such stock constitutes a Total Distribution, payment of the fair market value of a Participant's Company Stock Account will be made in 5 substantially equal annual payments. The first installment will be paid not later than 30 days after the Participant exercises the put option. The Plan will pay a reasonable rate of interest and provide adequate security on amounts not paid after 30 days. For purposes of this  Section, the term Total Distribution means the distribution with one taxable year to the recipient of the balance of his Company Stock Account.

(h)
Payment Requirements for Installment Distributions. Notwithstanding paragraph (g) above, if the distribution does not constitute a Total Distribution, the Plan will pay the Participant an amount equal to the fair market value of the Company Stock repurchased no later than 30 days after the Participant exercises the put option.

5.19
Non-Terminable Rights and Protections. Except as otherwise provided in Sections 5.17 and 5.18, no Company Stock acquired with an Exempt Loan may be subject to a put, call, or other option, or buy-sell or similar arrangement when held by and distributed from the Plan, whether or not the Plan is then an Employee Stock Ownership Plan (ESOP). The rights and protections granted in this Section and in Sections 5.17 and 5.18 are non-terminable and will continue to exist under the terms of the Plan as long as any Company Stock acquired with an Exempt Loan is held by the Plan or by any Participant or any other person for whose benefit such protections and rights have been created, and neither the repayment of such loan nor the failure of the Plan to be an ESOP, nor any amendment of the Plan, will cause a termination of the protections and rights.

5.20
Mandatory Put Options for S and Certain Other Corporations. If  the Employer is an S Corporation as defined in Code §1361, or if the charter or by-laws of the Employer restrict the ownership of substantially all outstanding Company Stock to Employees or the Trust, distribution of a Participant's Vested Interest in his or her Company Stock Account will be made in whole shares of Company Stock subject to the requirement that the distributee must immediately exercise a put option as described in Section 5.18 of the Plan with respect to such shares of Company Stock. The value of any fractional shares will be distributed in cash.

5.21
Required Cash Distribution for Certain Banks. If the Employer is a bank as defined in Code §581 which is prohibited by law from redeeming or purchasing its own securities, the Employer may distribute a Participant's Plan benefit solely in the form of cash notwithstanding a Participant's right as otherwise set forth in the Plan to receive a distribution of Company Stock.

5.22	Financial Hardship Distributions. Hardship distributions are not permitted

5.23	In-Service Distributions. Except as may otherwise be permitted under Section 4.2, no distributions are permitted before a Participant terminates employment with the Employer.

5.24	Distribution of Rollover Contributions. Such contributions are not permitted

5.25
Distribution of Transfer Contributions. A Participant's Transfer Contributions will be distributed at the same time and in the same manner as the Participant's Account under Sections 5.1, 5.2, 5.3 or 5.4.

5.26	Distribution of Voluntary Employee Contributions. Such contributions are not permitted

Article 6
Code § 415 Limitations

6.1
Maximum Annual Additions. The maximum Annual Addition (as defined in paragraph (c) below) made to a Participant's various accounts maintained under the Plan for any Limitation Year will not exceed the lesser of the Dollar Limitation in Section 6.1(a) or the Compensation Limitation Section 6.1(b) below, as follows:

(a)	Dollar Limitation. For Limitation Years beginning on or after January 1, 2002, the Dollar Limitation is $40,000 as adjusted in accordance with Code §415(d).

(b)
Compensation Limitation. For Limitation Years beginning on or after January 1, 2002, the Compensation Limitation is an amount equal to 100% of the Participant's Compensation for the Limitation Year. However, this limitation will not apply to any contribution made for medical benefits within the meaning of Code §401(h) or Code §419A(f)(2) after termination of employment which is otherwise treated as an Annual Addition under Code §415(l)(1) or Code §419A(d)(2).

(c)
Annual Additions. Annual Additions are the sum of the following amounts credited to a Participant's Account for the Limitation Year: (1) Employer contributions; (2) Employee contributions; (3) Forfeitures; (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code §415(l)(2), which is part of a pension or annuity plan maintained by the Employer; and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, that are attributable to post-retirement medical benefits, allocated to the separate account of a Key Employee, as defined in Code §419A(d)(3), under a welfare fund, as defined in Code §419(e), maintained by the Employer. However, a Participant's Annual Additions do not include Rollover Contributions, Transfer Contributions, loan repayments, Catch-up Contributions, repayments of prior Plan distributions or prior distributions of mandatory contributions, deductible contributions to a SEP, or voluntary deductible contributions.

(d)
Special ESOP Rules. For purposes of this Section, (1) in determining the amount of the Employer's contribution for purposes of paragraph (a) and (b) above, the amount of Employer contributions will be determined based upon the lesser of (A) the fair market value of the Company Stock allocated to the Participant's Account from Employer contributions to the Plan (determined at the time of the contribution by the most recent valuation) plus any contributions which are not used to purchase Company Stock or pay on an Exempt Loan; and (B) the amount of the Employer's cash contribution to the Plan; and (2) in any Plan Year in which the Employer is not an S Corporation as defined in Code §1361, if no more than one-third of Employer contributions for that Plan Year that are deductible under Code §404(a)(9) are allocated to HCEs, the limitations of this Section will not apply to Forfeitures of Company Stock that was acquired with an Exempt Loan or to Employer contributions that are deductible under Code §404(a)(9)(B) and are charged against a Participant's Account.

6.2	Adjustments to Maximum Annual Addition. In applying the limitation on Annual Additions set forth in Section 6.1 the following adjustments must be made:

(a)
Short Limitation Year. In a Limitation Year of less than 12 months, the Defined Contribution Dollar Limitation in Section 6.1(a) will be adjusted by multiplying it by the ratio that the number of months in the short Limitation Year bears to 12.

(b)
Multiple Defined Contribution Plans. If a Participant participates in multiple defined contribution plans sponsored by the Employer and such plans have different Anniversary Dates, the maximum Annual Addition in this Plan for the Limitation Year will be reduced by the Annual Additions credited to the Participant's accounts in the other defined contribution plans during the Limitation Year. If a Participant participates in multiple defined contribution plans sponsored by the Employer and such plans have the same Anniversary Date, then (1) if only one of the plans is subject to Code §412, Annual Additions will first be credited to the Participant's account in the plan subject to Code §412; and (2) if more than one of the plans is subject to Code §412, the maximum Annual Addition in this Plan for a given Limitation Year will be equal to the product of the maximum Annual Addition for such Limitation Year minus any other Annual Additions previously credited to the Participant's account under clause (1) above, multiplied by the ratio that the Annual Additions which would be credited to a Participant's accounts hereunder without regard to the limitations in Section 6.1 bears to the Annual Additions for all plans described in this clause (2).

6.3
Multiple Plans and Multiple Employers. All defined benefit plans (whether terminated or not) sponsored by the Employer will be treated as one defined benefit plan, and all defined contribution plans (whether terminated or not) sponsored by the Employer will be treated as one defined contribution plan. In addition, all Affiliated Employers will be considered a single Employer.

6.4
Adjustment for Excessive Annual Additions. If for any Limitation Year the Annual Additions allocated to a Participant's Account exceeds the maximum amount permitted under Section 6.1 because of an allocation of Forfeitures, a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of elective contributions (within the meaning of Code §402(g)(3)), or because of other limited facts and circumstances that the Commissioner finds justify the availability of the rules set forth in this Section, then such Participant's Account will be adjusted as follows to reduce the excess Annual Additions:

(a)
Return of Employee Contributions. First, Voluntary Employee Contributions, if any, to the extent that they would reduce the excess amount, will be calculated, and such Voluntary Employee Contributions plus earnings attributable thereto, will be returned to the Participant.

(b)
Excess Used To Reduce Employer Contributions If Participant Is Still Covered By The Plan. If, after applying paragraph (a), an excess amount still exists and the Participant is covered by the Plan at the end of the Limitation Year, the excess in the Participant's Account plus applicable earnings thereon, if any, will be used to reduce Employer contributions (including any allocation of Forfeitures) for such Participant in the next Limitation Year, and in each succeeding Limitation Year if necessary.

(c)
Excess Used To Reduce Employer Contributions If Participant Is Not Covered By The Plan. If, after applying paragraph (a), an excess amount still exists and the Participant is not covered by the Plan at the end of a Limitation Year, the excess amount, plus applicable earnings thereon, if any, will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions (including the allocation of any Forfeitures) for all remaining Participants in the next Limitation Year, and in each succeeding Limitation Year if necessary.

(d)
Suspense Account. If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, such suspense account will not participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Employer Contributions or any Employee contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants.

Article 7
Loans, Insurance and Directed Investments

7.1	Loans to Participants. The making of loans to Participants is not permitted.

7.2	Insurance on Participants. The purchase of Policies on the life of a Participant is not permitted except as otherwise provided in Section 7.3 with regard to "key man" insurance.

7.3
Key Man Insurance. The Administrator may instruct the Trustee to purchase insurance Policies on the life of any Participant whose employment is deemed to be key to the Employer's financial success. Such "key man" Policies will be deemed an investment of the Trust and will be payable to the Trust as the beneficiary. The Trustee may exercise any and all rights under the Policies. Neither the Trustee, Employer, Administrator, nor any fiduciary will be responsible for the validity of any such Policy or the failure of any insurer to make payments thereunder, or for the action of any person that may delay payment or render a Policy void in whole or in part. No insurer will be deemed a party to this Plan for any purpose or to be responsible for its validity; nor will it be required to look into the terms of the Plan nor to question any action of the Trustee. The obligations of the insurer will be determined solely by the Policy's terms and any other written agreements between it and the Trustee. The insurer will act only at the written direction of the Trustee, and will be discharged from all liability with respect to any amount paid to the Trustee. The insurer will not be obligated to see that any money paid to the Trustee or any other person is properly distributed or applied.

7.4
Directed Investment Accounts. Pursuant to procedures established by the Administrator and promulgated under Section 8.6, Participants can direct the investment of one or more of their accounts under the Plan. Investment directives will only be given pursuant to an administrative policy regarding directed investments.

Article 8
Duties of the Administrator

8.1
Appointment, Resignation, Removal and Succession. Each Administrator appointed will continue until his death, resignation, or removal , and any Administrator may resign by giving 30 days written notice to the Sponsoring Employer. If an Administrator dies, resigns, or is removed , his successor will be appointed as promptly as possible, and such appointment will become effective upon its acceptance in writing by such successor. Pending the appointment and acceptance of any successor Administrator, any then acting or remaining Administrator will have full power to act.

8.2
General Powers and Duties. The powers and duties of the Administrator will include (a) appointing the Plan's attorney, accountant, actuary, or any other party needed to administer the Plan; (b) directing the Trustees with respect to payments from the Trust Fund; (c) deciding if a Participant is entitled to a benefit; (d) communicating with Employees regarding their Plan participation and benefits, including the administration of all claims procedures; (e) filing any returns and reports with the Internal Revenue Service, Department of Labor, or other governmental agency; (f) reviewing and approving any financial reports, investment reviews, or other reports prepared by any party under (e) above; (g) establishing a funding policy and investment objectives consistent with the purposes of the Plan and the ERISA; (h) construing and resolving any question of Plan interpretation; and (i) making any findings of fact the Administrator deems necessary to proper Plan administration. Notwithstanding any contrary provision of this Plan, benefits under this Plan will be paid only if the Administrator decides in its discretion that the applicant is entitled to them. The Administrator's interpretation of Plan provisions, and any findings of fact, including eligibility to participate and eligibility for benefits, are final and will not be subject to "de novo" review unless shown to be arbitrary and capricious.

8.3
Appointment of Administrative Committee. The Sponsoring Employer may elect to appoint one or more members to an Administrative/Advisory Committee to be known as the "Committee" (or such other name as the Sponsoring Employer may select), to which the Sponsoring Employer may delegate certain of its responsibilities as Administrator. Members of the Committee need not be Participants or beneficiaries, and officers and directors of the Employer will not be precluded from serving as members. A member will serve until his or her resignation, death, or disability, or until removed. In the event of a vacancy arising by reason of the death, disability, removal, or resignation of a member, the Sponsoring Employer may, but is not required to, appoint a successor to serve in his or her place. The Committee will select a chairman and a secretary from among its members. Committee members will serve in such capacity without compensation. The Committee will act by majority vote. The proper expenses of the Committee, and the compensation of its agents appointed pursuant to Section 8.7 of the Plan, if any, will be paid directly by the Employer.

8.4
Multiple Administrators. If more than one Administrator has been appointed by the Sponsoring Employer, the Administrators may delegate specific responsibilities among themselves, including the authority to execute documents unless the Sponsoring Employer revokes such delegation. The Sponsoring Employer and Trustee will be notified in writing of any such delegation of responsibilities, and the Trustee thereafter may rely upon any documents executed by the appropriate Administrator.

8.5
Correcting Administrative Errors. The Administrator will take such steps as it considers necessary and appropriate to remedy administrative or operational errors, including, but will not be limited to the following: (a) taking any action required under the employee plans compliance resolution system of the Internal Revenue Service, any asset management or fiduciary conduct error correction program available through the Internal Revenue Service, United States Department of Labor or other governmental administrative agency; (b) a reallocation of Plan assets; (c) adjustments in amounts of future payments to Participants, Beneficiaries or Alternate Payees; and (d) institution and prosecution of actions to recover benefit payments made in error or on the basis of incorrect or incomplete information.

8.6
Promulgating Notices and Procedures. The Sponsoring Employer and Administrator are given the power and responsibility to promulgate certain written notices, policies and/or procedures under the terms of the Plan and disseminate them to Participants, and the Administrator may satisfy such responsibility by the preparation of any such notice, policy and/or procedure in a written form which can be published and communicated to a Participant in one or more of the following ways: (a) by distribution in hard copy; (b) through distribution of a summary plan description or summary of material modifications thereto which sets forth the policy or procedure with respect to a right, benefit or feature offered under the Plan; (c) by e-mail, either to a Participant's personal e-mail address or his or her Employer-maintained e-mail address; and (d) by publication on a web-site accessible by the Participant, provided the Participant is notified of said web-site publication. Any notice, policy and/or procedure provided through an electronic medium will only be valid if the electronic medium which is used is reasonably designed to provide the notice, policy and/or procedure in a manner no less understandable to the Participant than a written document, and under such medium, at the time the notice, policy and/or procedure is provided, the Employee may request and receive the notice, policy and/or procedure on a written paper document at no charge.

8.7
Employment of Agents and Counsel. The Administrator may appoint actuaries, accountants, custodians, counsel, agents, consultants, service companies and other persons deemed necessary or desirable in the administration and operation of the Plan. Any person or company so appointed will exercise no discretionary authority over investments or the disposition of Trust assets, and their services and duties will be ministerial only and will be to provide the Plan with those things required by law or by the terms of the Plan without in any way exercising any fiduciary authority or responsibility under the Plan. The duties of a third party Administrator will be to safe-keep the records for all Participants and to prepare all required actuarial services and disclosure forms under the supervision of the Administrator and any Fiduciaries of the Plan. It is expressly stated that the third party Administrator's services are only ministerial in nature and that under no circumstances will such third party Administrator (a) exercise any discretionary authority whatsoever over Plan Participants, Plan investments, or Plan benefits; or (b) be given any authority or discretion concerning the management and operation of the Plan that would cause them to become Fiduciaries of the Plan.

8.8
Compensation and Expenses. The Administrator may receive such compensation as agreed upon between the Sponsoring Employer and the Administrator, but any person who already receives full-time pay from the Employer may not receive any fees from the Plan for services to the Plan as Administrator or in any other capacity, except for reimbursement for expenses actually and properly incurred. The Sponsoring Employer will pay all "settlor" expenses (as described in DOL Advisory Opinion 2001-01-A) incurred by the Administrator, the Committee or any party appointed under Section 8.7 in the performance of their duties. The Sponsoring Employer may, but is not required to pay, all "non-settlor" expenses incurred by the Administrator, the Committee, or any party appointed under Section 8.7 in the performance of their duties. Any "non-settlor" expenses incurred by the Administrator, the Committee or any party appointed under Section 8.7 that the Sponsoring Employer elects not to pay will be reimbursed from Trust Fund assets. Any expenses paid from the Trust Fund will be charged to each Adopting Employer in the ratio that each Adopting Employer's Participants' Accounts bears to the total of all the Participants' Accounts maintained by this Plan, or in any other reasonable method elected by the Administrator.

8.9
Claims Procedures. The claims procedure required under §503 of ERISA and the regulations thereunder is set forth in a written policy established by the Administrator. Such policy will be the sole and exclusive remedy for an Employee, Participant or Beneficiary ("Claimant") to make a claim for benefits under the Plan.

8.10	Qualified Domestic Relations Orders. Whether a domestic relations order is a Qualified Domestic Relations Order will be determined in accordance with a written policy established by the Administrator.

8.11
Appointment of Investment Manager. The Administrator, with the consent of the Employer, may appoint an Investment Manager to manage and control the investment of all or any portion of the Trust. Each Investment Manager will be a person (other than the Trustee) who (a) has the power to manage, acquire, or dispose of Plan assets, (b) is an investment adviser, a bank, or an insurance company as described in ERISA §3(38)(B), and (c) acknowledges fiduciary responsibility to the Plan in writing. The Administrator will enter into an agreement with the Investment Manager specifying the duties and compensation of the Investment Manager and specifying any other terms and conditions under which the Investment will be retained. The Trustee is not liable for any act or omission of an Investment Manager and is not liable for following an Investment Manager's advice with respect to duties delegated by the Administrator to the Investment Manager. The Administrator can determine the portion of the Plan's assets to be invested by a designated Investment Manager and can establish investment objectives and guidelines for the Investment Manager to follow.

Article 9
Trustee Provisions

9.1	Appointment, Resignation, Removal and Succession. This Plan will have one or more individual Trustees, a corporate Trustee, or any combination thereof, appointed as follows:

(a)
Appointment. Each Trustee will be appointed and will serve until a successor has been named or until such Trustee's resignation, death, incapacity, or removal, in which event the Sponsoring Employer will name a successor Trustee. The term Trustee will include the original and any successor Trustees.

(b)
Resignation. A Trustee may resign at any time by giving written notice to the Sponsoring Employer, unless such notice is waived by the Sponsoring Employer. The Sponsoring Employer may remove a Trustee at any time by giving such Trustee written notice. Such removal may be with or without cause. Unless waived in writing by the Sponsor, if any Trustee who is an Employee or an elected or appointed official resigns or terminates employment with the Sponsoring Employer or an Adopting Employer, such termination will constitute an immediate resignation as a Trustee of the Plan.

(c)
Successor Trustee. Each successor Trustee will succeed to the title to the Trust by accepting the appointment in writing and by filing such acceptance with the former Trustee and the Sponsoring Employer. The former Trustee, upon receipt of such acceptance, will execute all documents and perform all acts necessary to vest the Trust Fund's title of record in any successor Trustee. No successor Trustee will be personally liable for any act or failure to act of any predecessor Trustee.

(d)
Merger. If a corporate Trustee, before or after qualification, changes its name, consolidates or merges with another corporation, or otherwise reorganizes, any resulting corporation which succeeds to the fiduciary business of such Trustee will become a Trustee hereunder in lieu of such corporate Trustee.

9.2
Investment Alternatives of the Trustee. The Trustees will implement an investment program to accomplish the Employer's other investment objectives. In addition to powers given by law, the Trustees may:

(a)
Property. Invest in any form of property, including common and preferred stocks, exchange covered call options, bonds, money market instruments, mutual funds, savings accounts, certificates of deposit, Treasury bills, insurance policies and contracts, or in any other property, real or personal, foreign or domestic, having a ready market including securities issued by an institutional Trustee and/or affiliate of such Trustee. An institutional Trustee may invest in its own deposits if they bear a reasonable interest rate. The Trustee may retain, manage, operate, repair, improve and mortgage or lease for any period on such terms as it deems proper any real estate or personal property held by the Trustee, including the power to demolish any building or other improvements in whole or part. The Trustee may erect buildings or other improvements, make leases that extend beyond the term of this Trust, and foreclose, extend, renew, assign, release or partially release and discharge mortgages or other liens.

(b)
Pooled Funds. The Trustee may transfer any assets of the Trust Fund to a collective trust established to permit the pooling of funds of separate pension and profit-sharing trusts or to any other common, collective, or commingled trust fund which has been or may hereafter be established and maintained by the Trustee and/or affiliates of an institutional Trustee. Such commingling of assets of the Fund with assets of other qualified trusts is specifically authorized, and to the extent of the investment of the Trust Fund in such a group or collective trust, the terms of the instrument establishing the group or collective trust will be a part hereof as though set forth herein.

(c)
Cash Reserves. The Trustee may retain in cash as much of the Trust Fund as the Trustee may deem advisable to satisfy the liquidity needs of the Plan and to deposit any cash held in the Trust Fund in a bank account without liability for the highest rate of interest available. If a bank is acting as Trustee, such Trustee is specifically given authority to invest in deposits of such Trustee. The Trustee may also hold cash un-invested at any time and from time to time and in such amount or to such extent as the Trustee deems prudent, and the Trustee will not be liable for any losses which may be incurred as the result of the failure to invest same, except to the extent that may otherwise be provided herein.

(d)	Reorganizations. The Trustee may join in or oppose the reorganization, recapitalization, consolidation, sale or merger of corporations or properties, upon such terms as the Trustee deems wise.

(e)
Registration of Securities. The Trustee may cause any securities or other property to be registered in the Trustee's own name or in the name of the Trustee's nominee or nominees, and may hold any investments in bearer form, but the records of the Trustee will at all times show such investments as part of the Trust.

(f)	Proxies. The Trustee may vote proxies and if appropriate pass them on to any investment manager which may have directed the investment in the equity giving rise to the proxy.

(g)	Ownership. The Trustee may exercise all ownership rights with respect to any assets held in the Trust.

(h)
Other Investments. The Trustee may accept and retain for such time as the Trustee deems advisable any securities or other property received or acquired as Trustee, whether or not such securities or property would normally be purchased as investments hereunder.

(i)
Loans to the Trust. The Trustee may borrow or raise money for purposes of the Plan in such amounts, and upon such terms and conditions, as the Trustee deems advisable; and for any sum so borrowed, the Trustee may issue a promissory note as Trustee, and secure repayment of the loan by pledging all, or any part, of the Trust Fund as collateral. No person lending money to the Trustee will be bound to see to the application of the money lent or to inquire into the validity or propriety of any borrowing.

(j)
Agreements With Banks. The Trustee may with the consent of the Sponsoring Employer and upon such terms as they in their discretion deem necessary, enter into an agreement with a bank or trust company providing for (a) the deposit of all or part of the funds and property of the Trust with such bank or trust company, (b) the appointment of such bank or trust company as the agent or custodian of the Trustees for investment purposes, with such discretion in investing and reinvesting the funds of the Trust as the Trustees deem it necessary or desirable to delegate.

(k)
Litigation. The Trustee may begin, maintain, or defend any litigation necessary in connection with the administration of the Plan, except that the Trustee will not be obliged or required to do so unless indemnified to its satisfaction.

(l)	Claims, Debts and Damages. The Trustee may settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan.

(m)	Margin Accounts, Options and Commodities. The Trustee may borrow on margin, buy options, write covered options, options spreads/straddles, and engage in future/commodities trading.

(n)
Miscellaneous. The Trustee may do all such acts and exercise all such rights, although not specifically mentioned herein, as the Trustee deems necessary to carry out the purposes of the Plan. The Trustee will not be restricted to securities or other property of the character expressly authorized by applicable law for trust investments, subject to the requirement that the Trustee discharge his duties with the care, skill, prudence, and diligence, under the circumstances then prevailing, that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of similar character and with similar aims by diversifying the investments to minimize the risks of large losses unless under the circumstances it is clearly prudent not to do so.

9.3
Valuation of the Trust. On each Valuation Date, the Trustee will determine the net worth of the Trust Fund. The fair market value of securities listed on a registered stock exchange will be the prices at which they were last traded on such exchange preceding the close of business on the Valuation Date. If the securities were not traded on the Valuation Date, or if the exchange on which they are traded was not open for business on the Valuation Date, the securities will be valued at the prices at which they were last traded prior to the Valuation Date. An unlisted security will be valued at its bid price next preceding the close of business on the Valuation Date, which bid price will be obtained from a registered broker or an investment banker. To determine the fair market value of Company Stock for which trading or bid prices cannot be obtained, the Trustee must use an independent appraiser who meets the requirements of regulations prescribed under Code §170(a)(1). To determine the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may use any reasonable method to determine the value of such assets, or may elect to employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers.

9.4
Compensation and Expenses. The Trustee will be reimbursed for all of its expenses, either from the Trust  Fund or the Sponsoring Employer, and will be paid reasonable compensation as agreed upon from time to time with the Sponsoring Employer; but no person who receives full-time pay from the Employer will receive any fees for services to the Plan as Trustee or in any other capacity, except for reimbursement of expenses properly and actually incurred. Any expenses paid from the Trust will be charged to each Adopting Employer in the ratio that each Adopting Employer's Participants' Accounts bears to the total of all the Participants' Accounts maintained by this Plan, or in any other reasonable method elected by the Administrator.

9.5
Payments From the Trust Fund. The Trustee will pay Plan benefits and other payments as the Administrator directs, and the Trustee will not be responsible for the propriety of such payments. Any payment made to a Participant, or a Participant's legal representative or Beneficiary in accordance with the terms of the Plan will, to the extent of such payment, be in full satisfaction of all claims arising against the Trust, the Trustee, the Employer, and the Plan Administrator. Any payment or distribution made from the Trust is contingent on the recipient executing a receipt and release acceptable to the Trustee, Administrator, or Employer.

9.6
Payment of Taxes. The Trustee will pay all taxes of the Trust Fund, including property, income, transfer and other taxes which may be levied or assessed upon or in respect of the Trust Fund or any money, property or securities forming a part of the Trust Fund. The Trustee may withhold from distributions to any payee such sum as the Trustee may reasonably estimate as necessary to cover federal and state taxes for which the Trustee may be liable, which are, or may be, assessed with regard to the amount distributable to such payee. Prior to making any payment, the Trustee may require such releases or other documents from any lawful taxing authority and may require such indemnity from a payee or distributee as the Trustee deems necessary.

9.7
Accounts, Records and Reports. The Trustee will keep accurate records reflecting its administration of the Trust and will make them available to the Administrator for review and audit. At the request of the Administrator, the Trustee will, within 90 days of such request, file with the Administrator an accounting of its administration during such period or periods as the Administrator determines. The Administrator will review the accounting and notify the Trustee within 90 days if the report is disapproved, providing the Trustee with a written description of the items in question. The Trustees will have 60 days to provide the Administrator with a written explanation of the items in question. If the Administrator again disapproves of the report, the Trustee will file its accounting in a court of competent jurisdiction for audit and adjudication.

9.8
Employment of Agents and Counsel. The Trustee may employ such agents, counsel, consultants, or service companies as it deems necessary and may pay their reasonable expenses and compensation. The Trustee will not be liable for any action taken or omitted by the Trustee in good faith pursuant to the advice of such agents and counsel. Any agent, counsel, consultant, service company and/or its successors will exercise no discretionary authority over investments or the disposition of Trust assets, and their services and duties will be ministerial only and will be to provide the Plan with those things required by law or by the terms of the Plan without in any way exercising any fiduciary authority or responsibility under the Plan.

9.9	Division of Duties and Indemnification. The division of duties and the indemnification of the Trustees of this Plan will be governed by the following provisions:

(a)
No Guarantee Against Loss. The Trustees will have the authority and discretion to manage and control the Trust Fund to the extent provided in this instrument, but they do not guarantee the Trust Fund in any manner against investment loss or depreciation in asset value, or guarantee the adequacy of the Fund to meet and discharge all or any liabilities of the Plan. Furthermore, the Trustees will not be liable for the making, retention or sale of any investment or reinvestment made by it, as herein provided, or for any loss to or diminution of the Trust Fund, or for any other loss or damage which may result from the discharge of its duties hereunder, except to the extent it is judicially determined that the Trustees have failed to exercise the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and like aims.

(b)
Representations of the Sponsoring Employer. The Sponsoring Employer warrants that all directions issued to the Trustees by it or the Plan Administrator will be in accordance with the terms of the Plan.

(c)
Directions by Others. The Trustees are not answerable for an action taken pursuant to any direction, consent, certificate, or other paper or document on the belief that the same is genuine and signed by the proper person. All directions by the Sponsoring Employer, a Participant or Administrator must be in writing. The Administrator will deliver to the Trustee (1) certificates evidencing the individual or individuals authorized to act as the Administrator and (2) specimens of their signatures.

(d)
Duties and Obligations Limited by the Plan. The duties and obligations of the Trustee are limited to those expressly imposed upon it by the Plan or subsequently agreed upon by the parties. Responsibility for administrative duties required under the Plan or applicable law not expressly imposed upon or agreed to by the Trustee, will rest solely with the Sponsoring Employer and Administrator.

(e)
Indemnification of the Trustees. The Trustees will be indemnified and saved harmless from and against any and all liability to which the Trustees may be subjected, including all expenses reasonably incurred in its defense, for any action or failure to act resulting from compliance with the instructions of the Sponsoring Employer, the employees or agents of the Sponsoring Employer, the Plan Administrator, or any other fiduciary to the Plan, and for any liability arising from the actions or non-actions of any predecessor Trustees or other fiduciary of the Plan.

(f)
Trustees Not Responsible for Application of Payments. The Trustees will not be responsible in any way for the application of any payments it is directed to make or for the adequacy of the Fund to meet and discharge any and all liabilities under the Plan.

(g)
Multiple Trustees. If more than one Trustee is appointed any single Trustee may act independently in undertaking any act or transaction on behalf of the Trust unless the Trustees have agreed by a majority vote of their number that a particular action, including signing documents or checks, must be approved by a majority vote before it can be undertaken.

(h)
Trustees as Participants or Beneficiaries. Trustees will not be prevented from receiving any benefits to which they may be entitled as Participants or Beneficiaries as long as the benefits are computed and paid on a basis consistent with the terms of the Plan as applied to other Participants and Beneficiaries.

(i)	Limitation of Liability. No Trustee will be liable for the act of any other Trustee or fiduciary unless the Trustee has knowledge of such act.

(j)
No Self-Dealing. The Trustees will not (1) deal with the assets of the Trust in their own interest or for their own account; (2) in their individual or in any other capacity, act in any transaction involving the Trust on behalf of a party (or represent a party) whose interests are adverse to the interests of the Plan, or its Participants or Beneficiaries; or (3) receive any consideration for their own personal accounts from any party dealing with the Plan in connection with a transaction involving assets of the Trust.

9.10
Investment Manager. The Trustee is not liable for acts or omissions of an Investment Manager appointed by the Administrator under Section 8.11, and the Trustee is not liable for following the advice of an Investment Manager with respect to any duties delegated by the Administrator to the Investment Manager.

9.11
Exclusive Benefit Rule. All contributions made by the Employer to the Trust Fund will be used for the exclusive benefit of the Participants and their Beneficiaries and will not be used for nor diverted to any other purpose except the payment of the costs of maintaining the Plan.

9.12	Voting Company Stock. The Trustee will vote all Company Stock held by it at such time and in such manner as the Trustee decides, subject to the following provisions:

(a)
Company Stock Pledged As Security. If any agreement entered into by the Trustee provides for voting of any Company Stock pledged as security for any obligation of the Plan, such Company Stock will be voted in accordance with such agreement.  If a Participant has the right to direct the Trustee as to the manner in which Company Stock allocated to his Company Stock Account is to be voted and such Participant fails or refuses to give the Trustee timely instructions (or such instructions are invalidated for any reason) as to how to vote any Company Stock as to which the Trustee otherwise has the right to vote, the Trustee may not exercise its power to vote such Company Stock.

(b)
Registration-Type Stock. Notwithstanding paragraph (a), each Participant may direct the Trustee as to the manner in which Company Stock allocated to his or her Company Stock Account is to be voted provided such Company Stock is a registration-type class of security (as defined in section 12 of the Securities Exchange Act of 1934).

(c)
Non-Registration-Type Stock. With respect to Company Stock that is not a registration-type class of security, each Participant may direct the Trustee as to the manner in which Company Stock which is allocated to his or her Company Stock Account is to be voted on any corporate matter which involves the voting of such stock with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as may be prescribed in Treasury regulations.

9.13	Application of Cash. Employer contributions made to the Plan in cash and other cash received by the Trustee will first be applied to pay Current Obligations.

9.14
Restrictions on Company Stock Transactions. The Plan may not obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder. Furthermore, the Plan may not obligate itself to acquire Company Stock under a put option binding upon the Plan. However, the Plan may be given an option to assume, at the time a put option is exercised, the rights and obligations of the Employer under a put option binding upon the Employer. In addition, all purchases of Company Stock will be made at a price which, in the judgment of the Administrator, does not exceed the fair market value thereof. All sales of Company Stock will be made at a price which, in the judgment of the Administrator, is not less than the fair market value thereof.

9.15
Exempt Loans. All loans to the Plan made or guaranteed by a disqualified person must satisfy all requirements applicable to Exempt Loans set forth in regulation §54.4975-7(b)(4) to §54.4975-7(b)(7),  regulation §54.4975-7(b)(13), and Department of Labor regulation §2550.408b-3, and all provisions of those regulations applicable to Company Stock purchased with the proceeds of an Exempt Loan or which is used as collateral for an Exempt Loan must be complied with, including, but not limited to, the following provisions:

(a)	Definition of "Disqualified Person." For purposes of this Section, a "disqualified person" is any person who is a disqualified person or party in interest under ERISA.

(b)
Types of Loans and Guarantees. A loan for purposes of this Section includes a direct loan of cash, a purchase-money transaction, or an assumption of the obligation of the Trust. A guarantee for purposes of this Section includes an unsecured guarantee and the use of assets of a disqualified person as collateral for a loan, even though the use of assets may not be a guarantee under applicable state law.

(c)
Interest Rate. An Exempt Loan must provide for a reasonable rate of interest. However, the interest rate and the price of the Company Stock purchased with the proceeds of an Exempt Loan must not be such that Plan assets can be drained off.

(d)	Loan Must Primarily Benefit Participants and Beneficiaries. An Exempt Loan must primarily be for the benefit of Plan Participants and their Beneficiaries.

(e)
Use of Proceeds. The proceeds of an Exempt Loan must be used within a reasonable time to acquire Company Stock, to repay the Exempt Loan, or to repay prior Exempt Loans. The proceeds of a new loan used to repay a prior Exempt Loan must also satisfy the other requirements of this Section.

(f)
Put Option. Except for the put option described in Section 5.18 of the Plan, no Company Stock acquired with the proceeds of an Exempt Loan may be subject to a put, call or other option, or a buy-sell or other arrangement while held by, or when distributed, from the Plan, whether or not the Plan has continued to operate as an employee stock ownership plan.

(g)
Liability of Plan to Loan Payee. No person who is entitled to payment under an Exempt Loan will have any right to (1) the assets of the Plan, other than to the collateral given for the Exempt Loan; (2) any contributions, other than contributions of Company Stock, made to the Plan to repay the Exempt Loan; and (3) earnings attributable to such collateral and the investment of such contributions.

(h)
Maximum Annual Repayment. Payments made during the Plan Year with respect to an Exempt Loan cannot exceed an amount equal to the sum of the contributions and earnings received during or prior to the Plan Year, less such payments made in prior Plan Years. In addition, such contributions and earnings must be accounted for separately until such time as the Exempt Loan is repaid in full.

(i)
Default. In the event of a default on an Exempt Loan, the value of Plan assets transferred in satisfaction of the loan cannot exceed the amount of default. If a lender is a "disqualified person," an Exempt Loan must provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the loan. For purposes hereof, the making of a guarantee does not make a person a lender.

9.16
Diversification Rights of Qualified Participants. Notwithstanding any provision in the Plan to the contrary, a Qualified Participant will be permitted to direct the Trustee as to the investment of amounts credited to his or her Company Stock Account in accordance with the following provisions:

(a)
Definitions. For purposes of this Section, the term Qualified Election Period means the six-Plan Year period beginning with the Plan Year in which the Participant first becomes a Qualified Participant; and the term Qualified Participant means a Participant who has attained Age 55 and who has been a Participant in the Plan for at least ten years.

(b)
Method of Direction. The Participant's direction will be provided to the Administrator in writing, and will be effective no later than 180 days after the close of the Plan Year to which the direction applies.

(c)
Determining the Amount Subject to Diversification. A Participant's rights under this Section will be limited to 25% of the balance in his or her Company Stock Account attributable to Company Stock acquired after December 31, 1986, within 90 days after the last day of each Plan Year, during the Participant's Qualified Election Period. Within 90 days after the close of the last Plan Year in a Participant's Qualified Election Period, a Qualified Participant may direct the investment of 50% of the value of such Company Stock Account. The portion of a Participant's Company Stock Account attributable to Company Stock acquired by the Plan after December 31, 1986 will be determined by multiplying the number of shares of such stock held in the Participant's Account by a fraction, the numerator of which is the number of such shares acquired after December 31, 1986 and allocated to Participants' Company Stock Accounts (not to exceed the number of shares held by the Plan on the date of distribution) and the denominator of which is the total number of such shares of Company Stock held by the Plan on the date the individual becomes a Qualified Participant. Company Stock not readily tradeable must be valued by an independent appraiser before diversification.

(d)
Exception For Small Accounts. Notwithstanding paragraph (b), if the fair market value of a Qualified Participant's Company Stock Account is $500 or less on the Valuation Date immediately preceding the first day the Qualified Election Period, then such Company Stock Account will not be subject to the diversification rights under this Section. In determining if the fair market value exceeds $500, Company Stock held in all employee stock ownership plans and tax credit employee stock ownership plans maintained by the Employer or any Affiliated Employer will be considered as held by the Plan.

(e)
Investment Options. Subject to a written policy adopted the Administrator, the portion of a Qualified Participant's Company Stock Account covered by the diversification election in this Section will either (1) be distributed to the Qualified Participant within 90 days after the last day of the period in which the election can be made, but any part of such distribution consisting of Company Stock will be subject to the put option requirements of the Plan, and the entire such distribution, if it is in excess of $5,000, will be subject to the consent requirements under Section 5.8; (2) be transferred no later than 90 days after the last day of the period in which the election can be made to another qualified defined contribution plan of the Employer that accepts such transfers, provided such plan permits Employee-directed investments in at least three distinct investment options and does not invest in Company Stock to a substantial degree; or (3) be invested, at the election of the Qualified Participant, in one or more alternative investments, provided that if the Administrator elects to offer this option as part of the written policy adopted hereunder, the Plan must provide at least three distinct investment options.

9.17
Superseding Trust or Custodial Agreement. If any Trust assets are invested in a separate trust or custodial account maintained by a Trustee or custodian, the provisions of the separate trust or custodial agreement will supersede all provisions of this Article with respect such assets except, in the absence of a specific provision in such separate trust or custodial agreement regarding the valuation of securities held by the Trust, Section 9.4. If such separate trust or custodial account should for any reason fail, be found invalid or terminate prior to the termination of this Plan and the distribution of all the assets hereof, this Article 10 will be deemed to have again become effective immediately prior to such failure, invalidity or termination.

Article 10
Adopting Employer Provisions

10.1
Plan Contributions. Unless otherwise agreed to by the parties, or unless otherwise required by law, no Employer will have any obligation to make contributions to this Plan for or on behalf of the Employees of any other Employer. If an Employee is employed by more than one Employer, any contributions made on his or her behalf will be prorated between those Employers on the basis of Compensation received from each Employer. If any Employer is unable to make a contribution for any Plan Year, any Employer which is an Affiliated Employer of such Employer may make an additional contribution to the Plan on behalf of any Employee of the non-contributing Employer.

10.2	Plan Amendments. Any amendment to this Plan that is adopted by the Sponsoring Employer, at any time, will be deemed to be accepted by any Adopting Employer.

10.3
Plan Expenses. Any expenses paid from the Trust will be charged to each Adopting Employer in the ratio that each Adopting Employer's Participants' Accounts bears to the total of all the Participants' Accounts maintained by this Plan, or in any other reasonable method elected by the Administrator.

10.4	Employee Transfers. An Employee's transfer to or from an Employer or Adopting Employer will not affect his or her Participant's Account balance and total Years of Service or Periods of Service.

10.5
Multiple Employer Provisions Under Code §413(c). Notwithstanding any other provision in the Plan, unless the Plan is a collectively bargained plan under Regulation §1.413-1(a), the following provisions apply to any Adopting Employer that is not also an Affiliated Employer:

(a)
Instances of Separate Employer Testing. Employees of any such Adopting Employer will be treated separately for testing under Code §401(a)(4), §401(k), §401(m) and, if the Sponsoring Employer and the Adopting Employer do not share Employees, Code §416. Furthermore, the terms of Code §410(b) will be applied separately on an employer-by-employer basis by the Sponsoring Employer(and the Adopting Employers which are part of the Affiliated Group which includes the Sponsoring Employer) and each Adopting Employer that is not an Affiliated Employer of the Sponsoring Employer, taking into account the generally applicable rules described in Code §401(a)(5), §414(b) and §414(c).

(b)
Instances of Single Employer Testing. Employees of the Adopting Employer will be treated as part of a single Employer plan for purposes of eligibility to participate under Article 2 and under the provisions of Code §410(a). Furthermore, the terms of Code §411 relating to Vesting will be applied as if all Employees of all such Adopting Employers and the Sponsoring Employer were employed by a single Employer, except that the rules regarding Breaks in Service will be applied under such Regulations as may be prescribed by the Secretary of Labor.

(c)
Common Trust. Contributions made by any such Adopting Employer will be held in a common Trust Fund with contributions made by the Sponsoring Employer, and all such contributions will be available to pay the benefits of any Participant (or Beneficiary thereof) who is an Employee of the Sponsoring Employer or any such Adopting Employer.

(d)
Common Disqualification Provision. The failure of either the Sponsoring Employer or any such Adopting Employer to satisfy the qualification requirements under the provisions of Code §401(a), as modified by the provisions of Code §413(c), will result in the disqualification of the Plan for all such Employers maintaining the Plan.

(e)
Plan Becomes Individually Designed. If the combination of the Sponsoring Employer and/or any Adopting Employer creates a multiple employer plan as that term is defined in Code §413(c), this Plan will be deemed to be an individually designed plan.

10.6
Termination of Adoption. An Adopting Employer may terminate participation in the Plan by delivering written notice to the Sponsoring Employer, to the Administrator and to the Trustee (but in accordance with Article 11, only the Sponsoring Employer can terminate the Plan). Upon any such termination of adoption by an Adopting Employer, the Adopting Employer may request a transfer of Trust Fund assets attributable to its Employees from this Plan to any successor qualified retirement plan maintained by the Adopting Employer or its successor. If such request is not made, or if the Administrator refuses to make the transfer because in its considered opinion such transfer would operate to the detriment of any Participant, jeopardize the continued qualification of the Plan, or not comply with any requirements of the Internal Revenue Service, Participants who are no longer Employees because an Adopting Employer terminates its Plan participation will only be entitled to the commencement of their benefits in accordance with Section 10.7 below.

10.7
Payment of Benefits Upon Termination of Participation. If Plan assets attributable to a terminated Adopting Employer are not transferred to another qualified retirement plan for any of the reasons described in Section 10.6, Participants who are no longer Employees because of such termination of adoption will only be entitled to the commencement of their benefits as follows: (1) in the case of Participants who are no longer Employees and the terminated Adopting Employer is an Affiliated Employer of the Sponsoring Employer, in accordance with Article 5 after their retirement, death, Disability or other termination of employment from the Adopting Employer or former Adopting Employer; and (2) in the case of Participants who are no longer Employees and the terminated Adopting Employer is not an Affiliated Employer of the Sponsoring Employer, within a reasonable time thereafter as if the Plan had been terminated under Section 11.2.

Article 11
Amendment, Termination and Merger

11.1	Plan Amendment. The Plan can be amended at any time in accordance with the following provisions:

(a)
Manner of Amendment. Any amendments can be made by either (1) substituting pages with the new elections (or new addendum) and executing an "Amendment By Page Substitution" and attaching it as part of the Plan; (2) by executing an "Amendment By Section Replication" in which the section or sections (or addendum or addendums) to be changed are reproduced with the new elections indicated, and attaching it as part of the Plan; or (3) by executing a properly worded corporate resolution and attaching it as part of the Plan.

(b)
General Requirements. An amendment must be in writing. However, no amendment or modification (1) can increase the responsibilities of the Trustee or Administrator without their written consent; (2) can deprive any Participant or Beneficiary of the benefits to which he is entitled from the Plan; (3) can result in a decrease in the amount of any Participant's Account except as may be permitted under the terms of Code §412(c)(8) if applicable; or (4) can, except as otherwise provided, permit any part of the Trust Fund (other than as required to pay taxes and administration expenses) to be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries, or cause or permit any portion of the Trust Fund to revert to or become the property of the Employer. In addition, unless the provisions of paragraph (e) are satisfied, no amendment to the Plan will have the effect of eliminating or restricting the ability of a Participant or other payee to receive payment of his or her Account balance or benefit entitlement under a particular optional form of benefit provided under the Plan. Any amendment to the Plan by the Sponsoring Employer under this Section also applies to any Affiliated Employer that participates under the Plan as an Adopting Employer. The Sponsoring Employer's amendment of the Plan from one type of defined contribution plan (e.g., a money purchase plan) into another type of defined contribution plan (e.g., a profit sharing plan) will not result in a partial termination or any other event that would require full vesting of some or all Plan Participants

(c)
Certain Corrective Amendments. In order to satisfy the minimum coverage requirements of Code §410(b), the nondiscriminatory amount requirement of Regulation §1.401(a)(4)-1(b)(2) or the nondiscriminatory plan amendment requirement of Regulation §1.401(a)(4)-1(b)(4), a corrective amendment or change of the choice of options in the Plan may retroactively increase allocations for Employees who benefited under the Plan during the Plan Year being corrected, or may grant allocations to Employees who did not benefit under the Plan during the Plan Year being corrected. To satisfy the nondiscriminatory current availability requirement of Regulation §1.401(a)(4)-4(b) for benefits, rights or features, a corrective amendment or change of the choice of options in Plan may make a benefit, right or feature available to Employees to whom it was previously not available. A corrective amendment or change of the choice of options in the Plan will not be effective prior to the date of adoption unless it satisfies the applicable requirements of Regulation §1.401(a)(4)-11(g)(3)(ii) through (vii), including the requirement that, in order to be effective for the preceding Plan Year, such amendment or change of the choice of options in the Plan must be adopted by the 15th day of the 10th month after the close of the preceding Plan Year.

11.2	Termination By Sponsoring Employer. The Sponsoring Employer at any time can terminate the Plan and Trust in whole or in part in accordance with the following provisions:

(a)
Termination of Plan. The Sponsoring Employer can terminate the Plan and Trust by filing written notice thereof with the Administrator and Trustee and by completely discontinuing contributions to the Plan. Upon any such termination, the Trust Fund will continue to be administered until distribution has been made to the Participants and other payees, which distribution must occur as soon as administratively feasible after the termination of the Plan, and must be made in accordance with the provisions of Article 5 of the Plan. However, the Administrator may elect not to distribute the Accounts of Participants and other payees upon termination of the Plan but instead to transfer the entire Trust Fund assets and liabilities attributable to this terminated Plan to another qualified plan maintained by the Employer or its successor.

(b)
Vesting Requirement. Upon complete termination of the Plan, or upon a complete discontinuance of contributions to the Plan, any Participant who is affected by such termination, any Participant who has not terminated employment, and any Participant who has terminated employment but has not incurred five consecutive Breaks in Service, will have a 100% Vested Interest in his or her unpaid Participant's Account. Upon partial termination of the Plan, only a Participant who has terminated employment because of the event which caused the partial termination but who has not incurred five consecutive Breaks in Service will automatically have a 100% Vested Interest in his or her unpaid Participant's Account to the date of partial termination.

(c)
Discontinuance of Contributions. The Sponsoring Employer may at any time completely discontinue contributions to the Plan but continue the Plan in operation in all other respects, in which event the Trust will continue to be administered until eventual distribution of all benefits has been made to the Participants and other payees in accordance with Article 5 after their death, retirement, Disability or other termination of employment. Any discontinuance of contributions without a notice of termination from the Sponsoring Employer to the Administrator and Trustee will not constitute a Plan termination.

11.3
Merger or Consolidation. This Plan and Trust may not be merged or consolidated with, nor may any of its assets or liabilities be transferred to, any other plan, unless the benefits payable to each Participant if the Plan was terminated immediately after such action would be equal to or greater than the benefits to which such Participant would have been entitled if this Plan had been terminated immediately before such action. If the Employer acquires another company in a "Section 410(b)(6)(c) transaction, employees of the acquired company may be excluded from this Plan regardless of the provisions of Section 2.1 of the Plan during the period beginning on the date of the transaction and ending on the last day of the Plan Year beginning after the date of the Transaction. A Section 410(b)(6)(c) transaction is an asset or stock acquisition, merger, or similar transaction involving a change in the employer of the employees of a business.

Article 12
Miscellaneous Provisions

12.1
No Contract of Employment. Except as otherwise provided by law, neither the establishment of this Plan, any modification hereto, the creation of any fund or account, nor the payment of any benefits, will be construed as giving any Participant or other person any legal or equitable rights against the Employer, any officer or Employee thereof, or the Trustee, except as herein provided. Further, under no circumstances will the terms of employment of any Participant be modified or otherwise affected by this Plan.

12.2
Title to Assets. No Participant or Beneficiary will have any right to, or any interest in, any assets of the Trust upon separation from service with the Employer, Affiliated Employer, or Adopting Employer, except as otherwise provided by the terms of the Plan.

12.3
Qualified Military Service. Notwithstanding any other provision of the Plan, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code §414(u).

12.4
Fiduciaries and Bonding. Plan Fiduciaries will have only those powers and duties specifically given to them under the terms of the Plan. Each fiduciary other than a bank, an insurance company, or a fiduciary of an Employer which has no common-law employees, will be bonded in an amount not less than 10% of the amount of funds under such fiduciary's supervision, but the bond will not be less than $1,000 or more than $500,000 (or any other amount as required by law). The bond will provide protection to the Plan against any loss for acts of fraud or dishonesty by a fiduciary acting alone or in concert with others. The cost of such bond will be an expense of either the Employer or the Trust, at the election of the Sponsoring Employer.

12.5
Severability of Provisions. If any Plan provision is held invalid or unenforceable, such invalidity or unenforceability will not affect any other provision of this Plan, and this Plan will be construed and enforced as if such provision had not been included.

12.6
Gender and Number. Words used in the masculine gender will be construed as though they were also used in the feminine or neuter gender where applicable, and words used in the singular form will be construed as though they were also used in the plural form where applicable.

12.7	Headings and Subheadings. Headings and subheadings are inserted for convenience of reference. They constitute no part of this Plan and are not to be considered in its construction.

12.8
Legal Action. In any claim, suit or proceeding concerning the Plan and/or Trust which is brought against the Trustee or Administrator, this Plan and Trust will be construed and enforced according to the laws of the state  where the Sponsoring Employer maintains its principal place of business, to the extent that is not preempted by ERISA. Furthermore, unless otherwise prohibited by law, either the Sponsoring Employer or the Trust, in the sole discretion of the Sponsoring Employer, will reimburse the Trustee and/or the Administrator for all costs, attorneys fees and other expenses associated with any such claim, suit or proceeding.

12.9	Qualified Plan Status. This Plan and the related Trust Agreement and the related are intended to be a qualified retirement plan under the provisions of Code §401(a) and §501(a).

12.10
Mailing of Notices to Administrator, Employer or Trustee. Notices, documents or forms required to be given to or filed with the Administrator, Employer or Committee will be either hand delivered or mailed by first class mail, postage prepaid, to the Committee or the Employer, at the Employer's principal place of business. Any notices, documents or forms required to be given to or filed with the Trustee will be either be hand delivered or mailed by first class mail, postage prepaid, to the Trustee at its principal place of business.

12.11
Participant Notices and Waivers of Notices. Whenever written notice is required to be given under the terms of this Plan, it will be deemed to be given on the date such written notice is either hand delivered to the recipient or deposited at a United States Postal Service Station, first class mail, postage paid. Notice may be waived by any party entitled to receive written notice concerning any matter under the terms of this Plan.

12.12	No Duplication of Benefits. There will be no duplication of benefits under the Plan because of employment by more than one participating Employer.

12.13
Evidence Furnished Conclusive. Anyone required to give evidence under the terms of the Plan may do so by certificate, affidavit, document or other information that the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. The Plan Fiduciaries will be fully protected in acting and relying upon any evidence described under this Section.

12.14
Release of Claims. A payment to a Participant or Beneficiary, his or her legal representative, or to a guardian or committee appointed for such Participant or Beneficiary, will, to the extent thereof, be in full satisfaction of all claims hereunder against the Administrator and Trustee, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as determined by the Administrator or Trustee.

12.15
Multiple Copies of Plan And/or Trust. This Plan, the related Trust Agreement and the related may be executed in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same Agreement or Trust Agreement, as the case may be, and will be binding on the respective successors and assigns of the Employer and all other parties.

12.16
Limitation of Liability and Indemnification. In addition to and in furtherance of any other limitations provided in the Plan, and to the extent permitted by applicable law, the Employer will indemnify and hold harmless its board of directors (collectively and individually), if any, the Administrative/Advisory Committee (collectively and individually), if any, and its officers, Employees, and agents against and with respect to any and all expenses, losses, liabilities, costs, and claims, including legal fees to defend against such liabilities and claims, arising out of their good-faith discharge of responsibilities under or incident to the Plan, excepting only expenses and liabilities resulting from willful misconduct. This indemnity will not preclude such further indemnities as may be available under insurance purchased by the Employer or as may be provided by the Employer under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, as such indemnities are permitted under state law. Payments with respect to any indemnity and payment of expenses or fees under this Section will be made only from assets of the Employer, and will not be made directly or indirectly from assets of the Trust.

12.17
Written Elections and Forms. Whenever the word "written" or the words "in writing" are used, such words will include any method of communication permitted by the DOL with respect to such documentation. In a similar manner, the word "form" will include any other method of election permitted under current law. Such alternative methods will include, but not be limited to, electronic modes to the extent permitted by law.

12.18
Assignment and Alienation of Benefits. Except as may otherwise be permitted under Code §401(a)(13)(C), or as may otherwise be permitted under a Qualified Domestic Relations Order as provided in Section 8.10, or as may otherwise be permitted under Section 7.1 relating to loans to Participants, no right or claim to, or interest in, any part of the Trust Fund, or any payment therefrom, will be assignable, transferable, or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, or levy of any kind, and the Trustees will not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute, or anticipate the same, except to the extent required by law.

12.19
Exclusive Benefit Rule. All contributions made by the Employer or an Affiliated Employer to the Trust Fund will be used for the exclusive benefit of the Participants who are Employees of the Employer or Affiliated Employer and for their Beneficiaries and will not be used for nor diverted to any other purpose except the payment of the costs of maintaining the Plan. All contributions made by an Adopting Employer who is not an Affiliated Employer will be used for the exclusive benefit of the Participants who are Employees of the Adopting Employer and for their Beneficiaries and will not be used for nor diverted to any other purpose except the payment of the Adopting Employers' proportionate costs of maintaining the Plan.

12.20
Dual and Multiple Trusts. Plan assets are may be held in two or more separate trusts, or in trust and by an insurance company or by a trust and under a custodial agreement. Assets may also be held in a common trust.

This Plan and Trust have been executed by the Sponsoring Employer and the Trustees as of the day, month and year set forth on page 1 of this Agreement.

The Bank of South Carolina

By: /s/Hugh C. Lane, Jr.
Hugh C. Lane, Jr.

Trustees

/s/ Hugh C. Lane, Jr.
Hugh C. Lane, Jr.

/s/T. Dean Harton
T. Dean Harton

/s/Sheryl G. Sharry
Sheryl G. Sharry

Certificate of Corporate Resolutions of

The Bank of South Carolina

The undersigned Secretary of The Bank of South Carolina certifies that the following resolutions were adopted by the Board of Directors thereof on the date set forth below.

Resolved, that the The Bank of South Carolina Employee Stock Ownership Plan, as amended and restated effective January 1, 2007, a copy of which is attached hereto, is hereby adopted;

Resolved, that an authorized representative should deliver an executed copy of the Plan to the trustees named therein; and

Resolved, that an authorized representative should take any and all steps necessary to effectuate the foregoing resolutions.

THIS CERTIFICATE is executed this 18th day of January, 2007.

/s/Janice B. Stanley
Janice B. Stanley
Corporate Secretary